Exhibit 10.19
LOAN AND SECURITY AGREEMENT
     This Loan and Security Agreement, dated as of January 29, 2010 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is entered into by and among Earthbound Films, LLC, a Delaware limited liability company (the “Borrower”), and Union Bank, N.A, a national banking association (including its successors and assigns, the “Lender”).
WITNESSETH
     A. The Borrower has requested that the Lender make a loan to the Borrower of up to the aggregate amount of $12,562,675 (inclusive of fees and the Interest and Fee Reserve and the Holdback Reserve) for the purpose of acquiring, producing, completing and delivering a motion picture tentatively entitled Earthbound.
     B. The Lender is willing to make the Loans to the Borrower upon the terms and conditions herein contained and in consideration of the agreements, representations and warranties of the Borrower hereinafter set forth.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE 1 -DEFINITIONS
     1.1 Defined Terms. Initially capitalized terms used herein shall have the following meanings:
     “Acceptable Distribution Agreement” means each fully-executed Distribution Agreement that (except as otherwise approved in writing by the Lender) at all times meets all of the following criteria, as determined by the Lender in its sole and absolute discretion: (i) has been assigned and pledged to the Lender as Collateral, (ii) is in form and substance acceptable to the Lender in its sole and absolute discretion, (iii) unless otherwise agreed in writing by the Lender, requires the payment by the Distributor of a Pre-Delivery Deposit in an amount approved by the Lender and the balance of the Minimum Guarantee upon Delivery by a date prior to the Maturity Date, and no installment thereof is past due, (iv) has been approved by the Completion Guarantor pursuant to the Completion Guaranty such that the Completion Guarantor has bonded Delivery of all Delivery Items (including any L/C Drawing Documents) that are required in order to trigger the payment of the Minimum Guarantee due under such Distribution Agreement, (v) unless otherwise agreed in writing by the Lender and the Completion Guarantor: provides that the specifications for any film and sound elements for the Film, if required to effect Delivery to the Distributor, are consistent with the Non-Technical Specifications and the Technical Specifications, and does not provide for any essential element of the Film other than the Essential Element, (vi) unless otherwise agreed in writing by the Lender, contains a Minimum Guarantee that is not less than the low amount of the projected sale for the applicable territory specified in the Sales Estimates and in the case of the U.S. Rights, such Minimum Guarantee shall not be less than $2,500,000 and in the case of the Canadian distribution rights, such Minimum Guarantee shall not be less than $700,000; (vii) is not with an Unacceptable

Distributor, (viii) contains a right in favor of the Borrower (or the applicable Licensing Intermediary or Sales Agent, as applicable, and/or their respective designees) to audit the books and records of the Distributor, (ix) unless otherwise agreed in writing by the Lender, there is no requirement for a U.S. theatrical release, a minimum screen commitment, a minimum prints and advertising expense commitment, or any other requirement relating to the U.S. theatrical release of the Film as a condition precedent to the payment of any installment of such Minimum Guarantee; (x) as to which the Lender has received: (1) a fully executed original thereof, (2) a fully executed Notice of Assignment containing the Lender’s and Completion Guarantor’s standard terms and conditions, including without limitation: (a) a provision that provides that the only condition to payment of the Minimum Guarantee is notification of availability or receipt (and, where applicable, approval) of or access to the film and sound elements that have been bonded for Delivery to the Distributor by the Completion Guarantor (including, without limitation, delivery of all L/C Drawing Documents required as a condition precedent to any drawing under any supporting letter of credit that the Completion Guarantor has agreed to bond the Delivery of under the terms of the Completion Guaranty), (b) a waiver of all defenses to payment of the Minimum Guarantee other than failure of bonded Delivery, and (c) an agreement by the Distributor to pay the Pre-Delivery Deposit, the Minimum Guarantee and all other sums due thereunder to the Borrower (or, as applicable, to a Licensing Intermediary or the Sales Agent) directly to the Collection Account (or, with respect to Receipts payable under a Distribution Agreement licensed through a Licensing Intermediary, to the account referenced in the applicable Notice of Assignment), (3) an Acceptable L/C, as may be reasonably required by the Lender, and (4) the Pre-Delivery Deposit(s), if and as required by the Lender; and (xi) the Distributor under such Distribution Agreement has not materially breached any term or covenant thereunder on its part to be performed and, without limiting the generality of the foregoing, the Distributor has not failed to pay any installment of the Minimum Guarantee as and when due thereunder or under the applicable Notice of Assignment.
     “Acceptable L/C” means a letter of credit: (a) in form, amount, and substance acceptable to the Lender and its counsel and (if the Completion Guarantor has guaranteed Delivery of any L/C Drawing Documents required for a drawing under the terms of such letter of credit) also to the Completion Guarantor; (b) issued or confirmed by a bank approved by the Lender; (c) securing payment to the Lender of the Minimum Guarantee (other than the Pre-Delivery Deposit, provided such Pre-Delivery Deposit has been deposited into the Collection Account) payable under the relevant Distribution Agreement; (d) unless otherwise agreed in writing by the Lender and the Completion Guarantor, has an expiry date which is no earlier than sixty (60) days after the date the Completion Guarantor has guaranteed to effect Delivery of any documents required for a drawing under such letter of credit; (e) is payable in Dollars; and (f) unless otherwise agreed in writing by the Lender, is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision) of the International Chamber of Commerce (Publication No. 600) Documentary Credits (2007 revision).
     “Accommodation Security Agreement” means the Accommodation Security Agreement, dated as of the date hereof, between the Producer and the Lender, as amended, modified or supplemented from time to time.
     “Act” has the meaning assigned thereto in Section 13.12 hereof.

     “Additional Costs” has the meaning assigned thereto in Section 2.6(e) hereof.
     “Additional Gap Fee” means the sum of $25,000.
     “Advances” has the meaning assigned thereto in Section 2.1 hereof.
     “Affiliate” means, as to any Person, any other Person who directly or indirectly, controls, is controlled by, or is under common control with such Person and any officer, director, member, managing member, manager or other executive of such Person or such other Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.
     “Agreement” means has the meaning assigned thereto in the introductory section above.
     “Attorney Costs” means all fees of Akin Gump Strauss Hauer & Feld LLP, the external legal counsel engaged by the Lender to negotiate and close the Loan evidenced by this Agreement, and any related out-of-pocket disbursements, filing, travel, courier, messenger, copying, and other fees and expenses incurred by such counsel.
     “Authorized Officer” means a secretary, president, manager, managing member, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of a Person.
     “Available Commitment” means, at any date of determination, (a) the Commitment, minus (b) the sum of: (i) the unpaid balance of all outstanding Loans and other Obligations, (ii) the aggregate amount of requested, but unfunded, Advances, prior to such date, (iii) the then current amount of the Interest and Fee Reserve, (iv) the then current amount of the Holdback Reserve, and (v) the then current amount of all other reserves established hereunder with respect to the Loan.
     “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).
     “Base Rate” means, for any day, the variable rate per annum most recently announced by the Lender as its “base rate.”
     “Base Rate Loans” means, collectively, the Loans on which interest is calculated based on the Base Rate.
     “Base Rate Margin” means three percent (3%).
     “Borrower” has the meaning assigned to that term on page 1 hereof.
     “Borrower Delivery Date” shall have the meaning set forth in the Sales Agent Interparty Agreement.

     “Borrower Territory” means the world other than the Sales Agent Territory.
     “Borrowing Certificate” means the certificate substantially in the form attached hereto as Exhibit “A.”
     “Budget” means the final budget for the Film, dated January 29, 2010, reflecting a grand total of $22,396,862, identified as such in writing by Borrower, Producer and Completion Guarantor.
     “Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or New York, New York are required or permitted to be closed.
     “Cash Flow Schedule” means the final cash flow schedule for the Film, dated January 29, 2010, approved by the Lender and identified as such in writing by the Borrower, Producer and Completion Guarantor.
     “Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other governmental authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
     “Change in Control” shall mean (i) H&W shall cease to own (directly or indirectly) at least 100% of the Equity Interests of the Borrower or shall cease to have voting control of the Borrower and/or (ii) the Borrower shall cease to own (directly or indirectly) 100% of the Equity Interests of the Producer or shall cease to have voting control of the Borrower.
     “Chain of Title Documents” means the documents listed in Schedule 1 hereto.
     “Claim” has the meaning assigned thereto in Section 13.5 hereof.
     “Closing Date” means the date the Initial Advance is made hereunder.
     “Collateral” has the meaning assigned thereto in Section 7.1 hereof.
     “Collateral Proceeds” means whatever is acquired or paid to or derived by or payable directly and indirectly to any Credit Party (or any of their respective Affiliates), or any other Persons who have granted a Lien to the Lender in connection with the Film, on account of the sale, lease, licensing, exchange, distribution, exploitation, or other disposition of the Film and/or any other item of Collateral, including, without limitation, money, royalties, fees, commissions, charges, payments, proceeds of any letter of credit, advances, income, profit and other forms of payment, proceeds of any insurance for any of the Collateral, the proceeds of the Louisiana Tax Credits, and any sums payable to any Credit Party (or any of their respective Affiliates), or any other Persons who have granted a Lien to the Lender in connection with the Film, under the Sales Agency Agreement, the Licensing Intermediary Agreements and/or the Distribution Agreements (including without limitation, all Minimum Guarantees and all Pre-Delivery Deposits).

     “Collateral Value” means, as of any date, the Dollar value, which may be discounted, as determined by the Lender in its sole and absolute discretion, of: (i) with respect to an Acceptable Distribution Agreement, the unpaid balance of the Minimum Guarantee payable before the Maturity Date under such Acceptable Distribution Agreement, less (w) all fees payable to a Licensing Intermediary therefrom in accordance with the applicable Licensing Intermediary Security Agreement, (x) all Pre-Delivery Deposits to the extent that (with the Lender’s written approval) they have not been remitted to and retained in the Collection Account for application against the Obligations, (y) the Foreign Sales Commission (to the extent applicable) and (z) any applicable withholding taxes and any other customary deductions approved in writing by the Lender (provided, however, that if the Lender subordinates its Liens in the U.S. Collateral to a P&A financier’s Liens in the U.S. Collateral as contemplated by clause (h) of the definition of Permitted Liens, no Collateral Value shall be accorded to any Acceptable Distribution Agreement for the U.S. Territory); and (ii) with respect to the Louisiana Tax Credits, sixty-eight percent (68%) of the most recent Louisiana Tax Credit Estimate contained in the most recent Louisiana Tax Credit Comfort Letter prepared with respect to the Louisiana Tax Credits.
     “Collection Account” means the Lender controlled bank account no. 4420007693 maintained in the following name: “Union Bank, N.A. — Control Account for Earthbound Films, LLC” at Union Bank, N.A., 1901 Avenue of the Stars, Suite 600, Los Angeles, CA 90067, Attention: Alex Cho, ABA Number 122000496, Swift Code, BOFCUS33MPK, Reference: Earthbound (or such other bank account or address as the Lender may designate in writing).
     “Commitment” means $12,562,675.
     “Completion Agreement” means that certain Completion Agreement between the Completion Guarantor, on the one hand, and the Borrower and the Producer, on the other hand, with respect to the Film and any amendments, supplements, modifications, extensions, renewals or replacements thereto.
     “Completion Guarantor” means Film Finances, Inc., a California corporation.
     “Completion Guarantor Termination Notice” has the meaning ascribed thereto in the Sales Agent Interparty Agreement.
     “Completion Guaranty” means the Completion Guaranty for the Film issued by the Completion Guarantor in favor of the Lender, as amended, modified, supplemented or restated from time to time, pursuant to which the Completion Guarantor has guaranteed to the Lender that, inter alia, upon payment of the Strike Price and the payment of the Completion Guarantor’s fee, the Film will be duly and timely completed and delivered to the Lender, the Borrower, and certain Distributors in accordance with the terms and conditions of the Completion Guaranty.
     “Copyright Mortgage and Assignment(s)” means collectively (i) the Copyright Mortgage and Assignment, dated concurrently herewith (unless otherwise specified in the applicable Copyright Mortgage and Assignment), from the Borrower in favor of the Lender and (ii) the Copyright Mortgage and Assignment dated concurrently herewith (unless otherwise specified in the applicable Copyright Mortgage and Assignment), from the Producer in favor of the Lender, each in a form approved by the Lender and suitable for filing in the United States Copyright Office, and as any such document may be amended, modified, supplemented, extended or renewed from time to time, pursuant to which the Borrower and the Producer respectively granted to the Lender a Lien in the Collateral.
     “Court” has the meaning assigned thereto in Section 13.5 hereof.
     “Credit Party” shall mean each of the Borrower and the Producer, and “Credit Parties” means both of them.
     “Current Distributors” and “Current Distribution Agreements” means, respectively, the Distributors and the Distribution Agreements listed in Schedule 2 attached hereto.
     “Default” means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.
     “Default Rate” means a per annum interest rate at all times equal to the sum of the otherwise applicable interest rate hereunder absent a Default or Event of Default plus five percent (5%). Each Default Rate shall be adjusted simultaneously with any change in the applicable interest rate.
     “Delivery” shall have the meaning set forth in the Sales Agent Interparty Agreement.
     “Delivery Items” shall have the meaning set forth in the Sales Agent Interparty Agreement.
     “DGA” means the Directors Guild of America, Inc.
     “Director” means Nicole Kassell, or any other Person who replaces her in accordance with the replacement procedures provided under the terms of Section 2.1(a) of the Sales Agent Interparty Agreement.
     “Distribution Agreement” means: (i) the Current Distribution Agreements; and (ii) any other distribution agreement, in a form approved by the Lender (until the Lender Termination Notice is issued) (with Sales Agent’s standard form deal memorandum being acceptable for the Sales Agent Territory), between (A) with respect to the Sales Agent Territory, the Borrower or a Licensing Intermediary (or the Sales Agent, acting on behalf of the Borrower or a Licensing Intermediary) and a Distributor or (B) with respect to the Borrower Territory, the Borrower or a Licensing Intermediary, and a Distributor, and in any such case, pursuant to which the Distributor has been granted, sold, conveyed, licensed, sub-licensed, leased, sub-leased, or otherwise transferred rights with respect to the distribution, sub-distribution, sale, rental, lease, sub-lease, licensing, sub-licensing, exhibition, telecast, broadcast, transmission (including, without limitation, by way of satellite or cable) or other use, exploitation or disposition of the Film or any elements thereof (including, but not limited to, all music and musical compositions; negatives; soundtracks; and Literary Property) and/or the copyright in any of the foregoing or any part thereof in any media existing now or in the future and in the territory specified therein, and any permitted amendments, modifications and supplements thereto.
     “Distributor” means any Current Distributor and any other Person, as licensee of the Borrower, or a Licensing Intermediary (or, with respect to the Sales Agent Territory, the Sales Agent acting on behalf of the Borrower or a Licensing Intermediary), that enters into a Distribution Agreement.
     “Dollars” or “$” means the lawful currency of the United States of America.
     “Equipment” means all machinery, electrical and electronic components, equipment, fixtures, furniture, office machinery, vehicles, trailers, implements and other tangible personal property of every kind and description now owned or hereafter acquired by the Borrower (including, without limitation, all wardrobe, props, mikes, scenery, sound stages, movable, permanent or vehicular dressing rooms, sets, lighting equipment, cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery) and all goods of like kind or type hereafter acquired by the Borrower in substitution or replacement thereof, and all additions and accessions thereto, wherever any of the foregoing is located.
     “Equity Interests” means shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person or any warrants, options or other rights to acquire such interests.
     “Essential Element” means Kate Hudson in the role of “Marley Corbett” (by whatever name such role is known in the finished Film), only through the completion of principal photography of the Film, and any replacement thereof selected in accordance with Section 2.1(a) of the Sales Agent Interparty Agreement.
     “Event of Default” has the meaning specified in Article 11 hereof.
     “Events of Essential Element Force Majeure” has the meaning assigned thereto in the Sales Agent Interparty Agreement.
     “Events of Force Majeure” has the meaning assigned thereto in the Sales Agent Interparty Agreement.
     “Film” means the color, full-length, motion picture, cinematographic film and photoplay, tentatively entitled Earthbound (by whatever title such motion picture is now or may hereafter become known), including the sound records thereof, as well as trailers and clips thereof, produced by means of any photographic, electronic, mechanical or other processes or devices now or hereafter known, invented, used or contemplated, by which photographs, films, drawings, images or other visual reproductions or representations are or may be printed, imprinted, recorded or otherwise preserved on film, tape or any other material of any description (whether translucent or not) for later projection, exhibition or transmission by any means or media now known or hereafter devised, in such manner that the same are or appear to be in motion or in sequence on a screen, mirror, tube or other medium or device, whether or not accompanied by sound record.
     “Final Cast List” means the final cast for the Film, which includes the Essential Element and the other Approved Actors (as defined in the Sales Agent Interparty Agreement), approved by the Lender (to the extent the individuals included therein may affect the Sales Estimates, as determined by the Lender in its sole and absolute discretion) and indicated as such in writing by the Borrower, the Producer, and any third Person having approval rights with respect thereto.
     “FIRP” means the Film Incentive Review Panel, or such other office or department designated by Jefferson Parish to handle the approval and all other aspects of the Louisiana/JP Rebate.
     “Foreign Sales Commission” means a two and a half percent (2.50%) sales commission on the Receipts derived from the exploitation of the Film in the Sales Agent Territory (but exclusive of any Receipts derived from the exploitation of any of the Reserved Rights in any part of the Sales Agent Territory payable to the Sales Agent pursuant to the Sales Agency Agreement, the payment of which shall be subject to the terms of Section 6.4(c)(i) of the Sales Agent Interparty Agreement.
     “Foreign Sales Expenses” means a flat budgeted non-accountable payment for reimbursement of sales expenses in the amount of $75,000 payable to Sales Agent in connection with its services in the Sales Agent Territory with respect to the Film, which sum will be paid in full to the Sales Agent Account (as defined in the Sales Agent Interparty Agreement) by Lender from the proceeds of the Initial Advance (subject to satisfaction of the conditions for advancing such Initial Advance hereunder).
     “Forum” has the meaning assigned thereto in Section 13.4(b) hereof.
     “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards (or agencies with similar functions of comparable statue and authority within the US accounting professions) which are applicable to the circumstances as of the date of determination.
     “Gap Amount” means, as of the date of any calculation, (i) the Commitment (plus any accrued or anticipated interest, costs and other expenses in excess of the amounts then available in the Interest and Fee Reserve), minus (ii) the sum of (1) the aggregate Collateral Value of the Acceptable Distribution Agreements, (2) the Collateral Value of the Louisiana Tax Credits, (3) the amount of the Loan which has been paid or repaid, (4) the amount of any cash collateral then held by the Lender, but only to the extent pledged to the Lender as security for the Obligations, and (5) the then current amount of the Holdback Reserve.
     “Gap Elimination Date” means the later of (i) the earliest of (A) the date that Delivery is effected to the Borrower or (B) the date it is determined pursuant to Article 4 of the Sales Agent Interparty Agreement that Delivery has not been effected to the Borrower; and (ii) the date that the Sales Agent screens the Film at a major film market (i.e., one of Cannes, Toronto, Berlin or AFM), but in no event later than three (3) months after the earliest date set forth in clause (i) of this definition.
     “Gap Reduction Date” means July 31, 2010.
     “Gap Fee” means the sum of $195,315.
     “Guild Subordination Agreement” means a subordination agreement, the terms of which have been approved by the Lender, subordinating any Lien which DGA, SAG or WGA (as applicable) may have in the Collateral to the Lender’s Liens under the Loan Documents.
     “H&W” means H&W Movie Partners, LLC, a Delaware limited liability company.
     “Holdback Fee” means a fee equal to two percent (2.0%) of the amount of each reduction of the Holdback Reserve made pursuant to Section 2.7 hereof.
     “Holdback Reserve” means an initial amount equal to $1,855,334, which reserve shall be reduced by the Lender in accordance with Section 2.7 hereof.
     “Initial Advance” has the meaning assigned thereto in Section 2.4 hereof.
     “Interest and Fee Reserve” means an initial amount equal to $1,126,006, as such reserve may be adjusted from time to time in accordance with Sections 2.2(f), 2.7 and 4.5 hereof.
     “Interest Payment Due Date” means: (i) with respect to LIBOR Loans, the last Business Day of the Interest Period of such LIBOR Loan, provided, however, if such Interest Period has a duration of more than three (3) months, then on each day which occurs during such Interest Period every three (3) months from the first (1st) day of such Interest Period, but in each case no later than the Maturity Date, and (ii) with respect to Base Rate Loans, the 15th day of each calendar month hereafter (or, if such day is not a Business Day, on the next succeeding Business Day).
     “Interest Period” means, as to any LIBOR Loan, the period commencing on the funding date of a Loan or on the date such Loan is converted into or continued as a LIBOR Loan, and ending on a date which is one (1), three (3) or six (6) months thereafter, provided, that: (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; (iii) the Borrower may not select an Interest Period for any LIBOR Loan, which Interest Period expires later than the Maturity Date; and (iv) there shall be no more than six (6) Interest Periods in effect at any one time.
     “Interest Rate” means the interest rates, including the Default Rate, set forth in Section 3.1.

     “JPFO” means the Jefferson Parish Film Office, or such other office or department designated by Jefferson Parish to handle the approval and all other aspects of the Louisiana/JP Rebate
     “Laboratory” means a laboratory, sound, post-production, or other similar facility, that has been approved by the Lender and the Completion Guarantor and that has been engaged to perform transfers, telecine, or other services for the Film or holds at any time the original Pre-Print Materials and that has entered into a Laboratory Control Agreement.
     “Laboratory Control Agreement” means a Laboratory Control Agreement among, inter alia, the Lender, the Producer, the Borrower, the Completion Guarantor and a Laboratory, in a form approved by the Lender and the Completion Guarantor, which permits the Lender (or, after the issuance of the Lender Termination Notice, the other applicable secured parties designated therein) to control, to the exclusion of the Borrower and the Producer, all of the Pre-Print Materials held by that Laboratory upon the issuance of notice to the Laboratory.
     “L/C Drawing Documents” means all of the documents specified in an Acceptable L/C, or any other letter of credit securing payment of any Minimum Guarantee, required by the terms thereof for a drawing thereunder.
     “Lender Advances” has the meaning assigned thereto in Section 2.2(e) hereof.
     “Lender Termination Notice” means the notice issued by the Lender to the Borrower upon the indefeasible repayment in full of all of the Obligations in cash and the termination of the Lender’s commitment to make advances hereunder.
     “LIBOR Base Rate” means the rate of interest per annum determined by the Lender as the rate of interest at which Dollar deposits in the approximate amount of the Loans to be made, or continued as, or converted into, LIBOR Loans and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.
     “LIBOR” means, for any Interest Period for LIBOR Loans, the rate of interest per annum (rounded upward to the next 1/16th of 1.0%) equal to: (i) the LIBOR Base Rate divided by (ii) one minus the Reserve Requirement.
     “LIBOR Loans” means, collectively, the Loans on which interest is calculated based on the LIBOR.
     “LIBOR Margin” means four percent (4%).
     “Licensing Intermediary” means each of Fintage Magyar Kft., a company incorporated under the laws of Hungary, Film & TV House Limited, a company incorporated under the laws of the United Kingdom, and Freeway Entertainment, Kft., a company incorporated under the laws of Hungary, and any other Person granted distribution rights in the Film by the Borrower

(or, with respect to the Sales Agent Territory only, the Sales Agent on behalf of the Borrower) in order to mitigate foreign withholding taxes which is approved by the Lender.
     “Licensing Intermediary Agreements” collectively means: (a) any and all license agreements between the Borrower (and/or the Sales Agent on behalf of the Borrower) and a Licensing Intermediary, including all supplements, addenda, modifications, amendments, extensions and replacements thereof and the exhibits attached thereto, pursuant to which such Licensing Intermediary has been granted certain distribution rights in and to the Film throughout certain territories and (b) any sales agency agreement between a Licensing Intermediary and the Sales Agent (or the Borrower with respect to the Borrower Territory) in connection with the Film, including all supplements, addenda, modifications, amendments, extensions and replacements thereof and the exhibits attached thereto, pursuant to which the Sales Agent (or the Borrower with respect to the Borrower Territory) has been retained as such Licensing Intermediary’s sales agent for the Film throughout certain territories.
     “Licensing Intermediary Security Agreements” means each security agreement entered into among a Licensing Intermediary, the Borrower, the Sales Agent (if applicable) and the Lender and each copyright mortgage and assignment and other security-related document entered into by a Licensing Intermediary in favor of the Lender, in form and substance acceptable to the Lender and its counsel and pursuant to which the Licensing Intermediary assigns and grants a Lien to the Lender in its interest in the rights in and to the Film protected by copyright laws and the proceeds derived from each Distribution Agreement licensed through such Licensing Intermediary (less the license fee payable to such Licensing Intermediary pursuant to its Licensing Intermediary Agreement, if any, which shall not exceed an amount approved by the Lender) and agrees to deliver any documents required to be delivered by such Licensing Intermediary in order to trigger payment under any Acceptable L/C.
     “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.
     “Literary Property” means all rights of every kind and nature (including, without limitation, copyrights) in and to the Screenplay (including any and all drafts, versions and variations of the Screenplay) and any other literary, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, the Film is or may be based, or from which it is or may be adapted or inspired, or which may be or has been used or included in the Film, including, without limitation, the Screenplay and all other scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature, in whatever state of completion, and all drafts, versions and variations thereof.
     “Loan Documents” means this Agreement, the Note, the Laboratory Control Agreement(s), the Sales Agent Interparty Agreement, the Power of Attorney, the Louisiana Tax Credit Power of Attorney, the Louisiana Tax Credit Comfort Letter, the Louisiana Tax

Consultant Letter Agreement, the Louisiana Tax Credit CPA Agreement, the Distribution Agreements, the Notices of Assignment, the Copyright Mortgage and Assignments, the Accommodation Security Agreement, the Completion Guaranty, the Completion Agreement, the Chain-of-Title Documents, the other Security Documents, the Sales Agency Agreement, the U.S. Distribution Agreement Guaranties, any Guild Subordination Agreement and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the Obligations, the Collateral, the Lender’s Lien, or any other aspect of the transactions contemplated by this Agreement, as any of the foregoing may be amended, restated, modified, supplemented, renewed or replaced from time to time.
     “Loan Fee” means the sum of $246,375.
     “Loans” means the loans and Advances provided for in Article 2 hereof.
     “Louisiana Department of Revenue” means the Louisiana Department of Revenue, or such other office or department designated by the State of Louisiana to handle any approval or other aspects of the Louisiana Tax Credits for the Film.
     “Louisiana Film Office” means the Office of Entertainment Industry Development in the Department of Economic Development or such other office or department designated by the State of Louisiana to handle the approval and all other aspects of the Louisiana Tax Credits for the Film.
     “Louisiana Governor’s Office” means the Louisiana Governor’s Office of Film and Television Development, or such other office or department designated by the State of Louisiana to handle any approval or other aspects of the Louisiana Tax Credits for the Film.
     “Louisiana Initial Certification” collectively means (i) Certificate number 0555-2009, issued by the Louisiana Film Office to Producer certifying that the Film is a state certified production; and (ii) email confirmation issued by the Jefferson Parish Office of the President certifying that the Louisiana/JP Rebate has been set aside.
     “Louisiana/JP IRP” means the Jefferson Parish Film Industry Incentive Rebate Program.
     “Louisiana/JP Rebate” means the rebates for lodging, payroll expenses, and other production expenditures made in Jefferson Parish, including but not limited to sound stage or location leases and post production costs available to the Producer with respect to the Film pursuant to the laws and regulations of Jefferson Parish, Louisiana.
     “Louisiana Tax Consultant” means Global Incentives, Inc. (or an Affiliate thereof) or such other consultant as approved by the Lender.
     “Louisiana Tax Consultant Fee” means a fee equal to Seventeen Thousand Five Hundred Dollars ($17,500) payable by the Producer to the Louisiana Tax Consultant under the Louisiana Tax Consultant Letter Agreement.

     “Louisiana Tax Consultant Letter Agreement” means the agreement, dated as of November 20, 2009, by and among the Producer, the Louisiana Tax Consultant and the Lender, wherein the Producer engages the Louisiana Tax Consultant to, among other things, monitor and ensure the satisfaction of all conditions precedent to qualification for and receipt of the Louisiana Tax Credits.
     “Louisiana Tax Credits” means the film production tax credits or other similar benefits available to the Producer with respect to the Film pursuant to the laws and regulations of the State of Louisiana, including the tax credits available under Louisiana Revised Statutes section 47:6007(C) (as amended from time to time) in connection with the production of the Film and the Louisiana/JP Rebate.
     “Louisiana Tax Credit Application” means the final application submitted to the Louisiana Film Office by the Producer, relating to the Louisiana Tax Credits.
     “Louisiana Tax Credit Audit” means the Independent Accountant’s Report issued by the Louisiana Tax Credit CPA.
     “Louisiana Tax Credit Comfort Letter” means a letter, signed by an Authorized Officer of the Louisiana Tax Consultant, regarding the Louisiana Tax Credits (including the Louisiana/JP Rebate) and provided by the Louisiana Tax Consultant: (i) on or prior to the Closing Date, and (ii) as reasonably requested by the Lender at any time thereafter, with each such letter to include a current Louisiana Tax Credit Estimate, accompanied by a list of assumptions used in preparing such estimate, of the amount of the Louisiana Tax Credits (including the Louisiana/JP Rebate) to be generated by the Film.
     “Louisiana Tax Credit CPA” means RBM, LLP, or such other Person as designated by the Lender.
     “Louisiana Tax Credit CPA Agreement” means that certain agreement, dated February 1, 2010, between the Producer and Louisiana Tax Credit CPA, with respect to the Film.
     “Louisiana Tax Credit CPA Fee” means a fee equal to $26,500 (or any lower fee as set forth in the Louisiana Tax Credit CPA Agreement) payable by the Producer to the Louisiana Tax Credit CPA under the Louisiana Tax Credit CPA Agreement.
     “Louisiana Tax Credit Estimate” means an estimate by the Louisiana Tax Credit Consultant of the Dollar amount of the Louisiana Tax Credits (including the Louisiana/JP Rebate).
     “Louisiana Tax Credit Power of Attorney” means the power of attorney in favor of the Lender between the Lender and the Producer dated on or prior to the Closing Date, as amended, modified, supplemented or restated from time to time.
     “Maturity Date” means the earlier of (a) June 1, 2011 and (b) the date that is one hundred twenty (120) days after the Borrower Delivery Date.

     “Maximum Legal Rate” has the meaning assigned thereto in Section 3.2 hereof.
     “Maximum Permitted Gap Amount” means (A) at any time on or prior to both the Gap Reduction Date and the Gap Elimination Date, $3,070,000; (B) at any time on or after the Gap Reduction Date but prior to the Gap Elimination Date, $1,750,000, and (C) at any time on or after the Gap Elimination Date, $0.
     “Minimum Guarantee” means the amount of the non-refundable advance or guaranty (without deduction of any withholding or remittance taxes or any other matter, except as expressly permitted otherwise under the terms of the applicable Notice of Assignment) sums payable in Dollars (including the amounts due on Delivery to a Distributor) by a Distributor to the Borrower or a Licensing Intermediary (or the Sales Agent on behalf of the Borrower or a Licensing Intermediary) under the terms of a Distribution Agreement.
     “Non-Technical Specifications” shall have the meaning set forth in the Sales Agent Interparty Agreement.
     “Note” means a Note, issued by the Borrower in favor of the Lender in the original principal amount equal to the Commitment, evidencing the Obligations.
     “Notice of Assignment” means (a) with respect to the Distribution Agreements that are not licensed through a Licensing Intermediary, a Notice of Assignment in the form of Exhibit “A-1” to the Sales Agent Interparty Agreement or any other substantially similar document (including an interparty agreement) that is approved in writing by the Lender (until the Lender Termination Notice is issued) and the Completion Guarantor (until the Completion Guarantor Termination Notice is issued), and (b) with respect to the Distribution Agreements that are licensed through a Licensing Intermediary, a Notice of Assignment in the form of Exhibit “A-2” to the Sales Agent Interparty Agreement or any other substantially similar document (including an interparty agreement) that is approved in writing by the Lender (until the Lender Termination Notice is issued) and the Completion Guarantor (until the Completion Guarantor Termination Notice is issued).
     “Notice of Continuation/Conversion” means the Notice of Continuation and Conversion in the form attached hereto as Exhibit “B.”
     “Notice to Insurer” means that certain Notice to Insurer of even date herewith executed the Borrower, the Producer and the Lender and directed to the insurer(s) for the production package policy for the Film, in the form attached hereto as Exhibit “C.”
     “Obligations” collectively means all present and future loans, fees, advances, liabilities, obligations, covenants, duties, and indebtedness owing by the Borrower (or any Affiliate thereof), the Producer, or any other Person to the Lender arising under this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees, taxes and any other sums chargeable to the Borrower (or any Affiliate thereof), the Producer or any other Person hereunder or under any other Loan Document.
     “Other Taxes” has the meaning assigned thereto in Section 13.7(b) hereof.
     “Parent” has the meaning assigned thereto in Section 2.6(f) hereof.
     “Permitted Liens” means: (a) subject in each case to Article 6 of the Sales Agent Interparty Agreement, the rights of and Liens granted to the Lender under this Agreement and the other Loan Documents; (b) subject in each case to Article 6 of the Sales Agent Interparty Agreement, the rights of and Liens granted to the Completion Guarantor under the Completion Agreement; (c) subject in each case to Article 6 of the Sales Agent Interparty Agreement, the rights of and Liens granted to the Sales Agent under the Sales Agent Documents; (d) the rights (including any Liens) granted to any Distributor under its Acceptable Distribution Agreement (but only to the extent that such Distributor’s Liens are expressly subject and subordinate to the rights of the Lender under this Agreement and the other Loan Documents pursuant to a Notice of Assignment) and the rights granted to any Licensing Intermediary under its Licensing Intermediary Agreement (subject to the terms of its Licensing Intermediary Security Agreement); (e) provided that the TFD/TWC Agreement actually satisfies all of the applicable terms of Section 3.10(a) of the Sales Agent Interparty Agreement in order for the TFD/TWC Agreement to be approved by the Lender, the rights (including any Liens) granted to TWC under the TFD/TWC Agreement (but only to the extent that TWC’s Liens are expressly subject and subordinate to the rights of the Lender under this Agreement and the other Loan Documents pursuant to a Notice of Assignment); (f) the Liens of the Laboratories provided for under the Laboratory Control Agreement, provided such Liens (i) occur in the ordinary course of making the Film, (ii) are for an aggregate amount which does not at any time exceed the sum of $50,000 and (iii) are security for amounts that, at the time the Lien is granted, are not yet due and payable or are being contested in good faith; (g) mechanics, workmen’s, materialman’s and repairmen’s liens provided (i) such liens arise from claims arising in the ordinary course of business, (ii) such liens for an aggregate amount which does not at any time exceed the sum of $25,000, and (iii) arise from claims which are not in default or are being contested in good faith, (h) the Liens of the DGA, SAG and WGA with respect to the Film but only to the extent that all of such guild Liens are expressly subject and subordinate to the rights of the Lender under this Agreement and the other Loan Documents pursuant to a Guild Subordination Agreement; and (i) so long as (x) the Gap Amount has been reduced to and is no greater than $0, (y) no Event of Default has occurred and is continuing and (z) the Lender has not advanced any sums under the Loan Documents based on the Collateral Value of an Acceptable Distribution Agreement for the U.S. Territory, Liens in favor of a P&A financier of the Film but only to the extent that any such Lien relates solely to the U.S. Collateral and also subject to execution by such P&A financier and delivery to the Lender of an intercreditor agreement in form and substance satisfactory to the Lender (which intercreditor agreement shall reflect that the Lender’s Liens in the U.S. Collateral, only, are subordinate to such P&A financier’s Liens in the U.S. Collateral). The foregoing definition shall not constitute an acknowledgment by the Lender that any of the rights of the third Persons referred to therein are equal or senior to the rights of the Lender under this Agreement or the other Loan Documents and the parties hereto do not intend by the inclusion of references to various third party agreements in this definition or otherwise to create any third party beneficiary rights herein or under any of the agreements which incorporate this definition by reference.
     “Person” means any natural person, corporation, partnership, joint venture, association, trust or unincorporated organization or any other legal entity, or a nation, state, government entity or any agency or political subdivision thereof.
     “Physical Properties” means all physical properties of every kind or nature of or relating to the Film and all versions thereof, including, without limitation, all physical properties relating to the development, production, completion, delivery, exhibition, distribution or other exploitation of the Film, and all versions thereof or any part thereof, including, without limitation, the Literary Property, and all Pre-Print Materials.
     “Pledge Agreements” collectively means (i) the Pledge Agreement, dated concurrently herewith, from the Borrower in favor of the Lender with respect to the Producer’s Equity Interests and (ii) the Pledge Agreement, dated concurrently herewith, from H&W in favor of the Lender with respect to the Borrower’s Equity Interests, each in a form approved by the Lender, and as any such document may be amended, modified, supplemented, extended or renewed from time to time.
     “Power of Attorney” means the Power of Attorney in the form approved by the Lender, pursuant to which the Borrower and the Producer have respectively appointed the Lender as its attorney-in-fact with respect to the Film.
     “Pre-Delivery Deposit” means the deposit(s) required to be paid to the Borrower or a Licensing Intermediary (or the Sales Agent, on behalf of the Borrower or a Licensing Intermediary) by a Distributor under the terms of a Distribution Agreement or a Notice of Assignment prior to Delivery to such Distributor.
     “Pre-Print Materials” means all physical elements of the Film, including all negatives, duplicate negatives, fine grain prints, soundtracks, positive prints (cutouts and trims excepted), and sound, all video formats (including PAL/NTSC), and other physical properties in connection with the Film and the trailer for the Film, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre-print materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised) soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims, non-analog recordings and tapes, including without limitation, any video digital recordings and HDTV format recordings, and any and all other physical properties of every kind and nature relating to the Film in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof.
     “Producer” means Earthbound Productions, LLC, a Louisiana limited liability company.

     “Production Bank Account(s)” collectively and individually means (i) bank account number 4420007634 maintained in the name of Borrower at Union Bank, N.A., 1980 Saturn Street, Monterey Park, CA 91755, Attention: Connie Mayo (connie.mayo@unionbank.com) or Fanny Lee (fanny.lee@unionbank.com), ABA Number 122000496; (ii) bank account number 2081760929 maintained in the name of Producer at Capital One, N.A., 201 St. Charles Ave, 23rd floor, New Orleans, Louisiana 70170, Attention: John Morton (john.morton@capitalonebank.com), ABA Number 065000090; and (iii) any other production bank account(s) maintained in the name of Borrower or the Producer in connection with the Film.
     “Production Schedule” means the production schedule dated January 30, 2010, as identified as such in writing by Borrower, Producer and Completion Guarantor.
     “Prohibited Territory” means any country listed by the Office of Foreign Assets Control of the United States Department of Treasury as to which transactions between a United States Person and that territory are prohibited, which, as of the date of this Agreement, include: Cuba, Iran, North Korea, Sudan, Liberia, Syria, Burma (Myanmar), and Zimbabwe.
     “Qualified IPO” means a firm commitment underwritten public offering of shares for TFD Holdings’ account (i) in which the aggregate price paid for the shares by the public shall be at least $60,000,000 (the “IPO Proceeds”); and (ii) a minimum of $5,000,000 of the IPO Proceeds shall designated and used exclusively to fund TFD Holdings’ domestic distribution related overhead and activity; and (iii) a portion of the IPO Proceeds, in an amount that would effectuate the full termination and release of all Liens created by the Note Documents and the termination of the Note Documents (other than those provisions, such as but not limited to indemnification provisions, that by their express terms survive such termination), shall be designated and used exclusively to finance the buy-out of the Holders (as defined in the Buyout Agreement) pursuant to the Buyout Agreement.
     “Receipts” means all monies and any other proceeds derived from the exploitation of the Film in any part of the Territory and in any and all media, including all amounts payable by a Distributor pursuant to its respective Distribution Agreement (as the same may be modified by a Notice of Assignment) with respect to any part of the Territory.
     “Regulatory Change” means, with respect to the Lender, any change on or after the date of this Agreement in United States Federal, state or foreign laws or regulations, including Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks, including the Lender, of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
     “Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by banks. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by the Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR is to be determined as provided in the definition of “LIBOR Base Rate” or (ii) any category of extensions of credit or other assets which include the Loans.
     “Reserved Rights” means airline rights, soundtrack album rights, merchandising (including, without limitation, interactive games and devices, electronically read, digitized, interactive and computer-based or computer-assisted systems, devices and services), novelization, comic book, music, music publishing, theme park rights, screenplay publishing rights and derivative rights in the Sales Agent Territory.
     “Rules” has the meaning ascribed thereto in Section 13.4(a) hereof.
     “SAG” means the Screen Actors Guild.
     “Sales Agent” means Weinstein Global Film Corp., a Delaware corporation.
     “Sales Agency Agreement” collectively means (i) to the extent related to the Film, that certain Multi-Picture Sales Agency Agreement, dated as of October 21, 2009, entered into by and between Sales Agent and the Borrower (as successor in interest to TFD with respect to the Film, only) and (ii) that certain Short Form Sales Agency Agreement, dated as of January 19, 2010, executed by the Borrower in favor of Sales Agent, as any of the foregoing may be amended, modified, supplemented, extended or renewed from time to time as permitted by this Agreement.
     “Sales Agent Documents” has the meaning assigned thereto in the Sales Agent the Interparty Agreement.
     “Sales Agent Interests” means any and all rights and interests (whether legal or equitable) of the Sales Agent in and to the Film (including any Lien of the Sales Agent in the Collateral), under the Sales Agency Agreement, the Sales Agent Documents or any other security documents relating to the Sales Agency Agreement, whether now owned or hereafter acquired and however arising, in the Film and the other Collateral, and any and all accounts, deposit accounts, equipment, general intangibles, investment property, letter of credit rights, negotiable collateral, supporting obligations arising from the exploitation thereof, and all commercial tort claims arising from or related to such rights and interests.
     “Sales Agent Interparty Agreement” means the Interparty Agreement, dated concurrently herewith, by and among the Borrower, Completion Guarantor, the Producer, Sales Agent and the Lender, in a form approved by the Lender, as such documents and agreement may be amended, supplemented or modified from time to time.
     “Sales Agent Territory” collectively means the territories listed on Schedule 4 attached hereto.
     “Sales Estimates” means a good faith written estimate of the Sales Agent of the minimum take prices for the then unsold exhibition, distribution and other exploitation rights of the Film for each of the territories specified therein, based on the Final Cast List, certified by the Sales

Agent pursuant to Section 9.2(d) of the Sales Agent Interparty Agreement, and attached as Exhibit “B” thereto.
     “Screenplay” means the original screenplay entitled “Earthbound,” written by Gren Wells, with revisions by Randi Mayem Singer, dated November 11, 2009 (with revisions through January 18, 2010), and identified as such in writing by the Borrower, the Producer and Completion Guarantor.
     “Security Documents” means the Accommodation Security Agreement, the Copyright Mortgage and Assignments, the Licensing Intermediary Security Agreements, the Pledge Agreements and each other financing statement, authorization letter, security agreement, mortgage, charge or assignment agreement respectively entered into by any Credit Party or any other Person in favor of the Lender in connection with the Film or the other Collateral.
     “Strike Price” means the sum of $21,305,856, which is the amount specified in the Completion Guaranty as the amount identified therein as the “strike price”, to be paid for the direct costs of producing the Film in order for the Completion Guarantor to have liability to the Lender under the Completion Guaranty.
     “Taxes” has the meaning assigned thereto in Section 13.7(a) hereof.
     “Technical Specifications” has the meaning ascribed thereto in the Sales Agent Interparty Agreement.
     “Termination Date” means the earliest to occur of (a) Maturity Date, (b) the date the credit facility provided hereunder is terminated by the Lender pursuant to Section 11.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever.
     “Territory” collectively means the Borrower Territory and the Sales Agent Territory.
     “TFD” means The Film Department LLC, a Delaware limited liability company.
     “TFD Holdings” means The Film Department Holdings LLC, a Delaware limited liability company.
     “TFD/TWC Agreement” means the Term Sheet dated as of December 24, 2009 between TWC and TFD, as such agreement may be amended, modified or otherwise supplemented (in each case solely to the extent relating to or affecting the Film) with the prior written consent of the Lender (not to be unreasonably withheld).
     “TWC” means The Weinstein Company LLC, a Delaware limited liability company.
     “UCC” means the Uniform Commercial Code — Secured Transactions (or any other successor statute) of the state of California or of any other state the laws of which are required by Section 9301-9306 thereof to be applied in connection with the issue of perfection of Liens.

     “Unacceptable Distributor” means (a) any Person that is either an Affiliate of the Borrower, Sales Agent or any Affiliate thereof (except as otherwise agreed in writing by the Lender), or identified by the Lender at any time as being unacceptable as a Distributor, or subject to a bankruptcy or other similar proceeding under the law of any country, or is a Person that the Lender has determined from time to time, in its sole discretion, to lack the ability, financial or otherwise, and/or the integrity to perform its obligations under a Distribution Agreement, and (b) any Distributor with respect to a Prohibited Territory.
     “Unentitled Amount” has the meaning set forth in Section 10.20(d) hereof.
     “U.S. Collateral” means all rights of the Borrower, of every kind and nature (whether now in existence or hereafter made, acquired or produced), in and to the U.S. Rights, each U.S. Distribution Agreement (to the extent solely related to the exploitation of any of the U.S. Rights), the U.S. Receipts, all delivery materials in respect of the Film created solely for the exploitation of the U.S. Rights (and not intended to be delivered to, loaned to, accessed by or otherwise used by any Distributor outside of the U.S. Territory), and all products and proceeds of any of the foregoing.
     “U.S. Distribution Agreement” means any agreement between the Borrower and a Distributor, solely to the extent related to the exploitation of the Film in the U.S. Territory or any part thereof, now or hereafter entered into, pursuant to which such Distributor has been granted, sold, conveyed, licensed, sub-licensed, leased, sub-leased, or otherwise transferred rights with respect to the distribution, sub-distribution, sale, rental, lease, sub-lease, licensing, sub-licensing, exhibition, telecast, broadcast, transmission (including, without limitation, by way of satellite or cable) or other use, exploitation or disposition of the U.S. Rights or any part thereof in any media existing now or in the future specified therein (including, without limitation, motion picture, television, “home video” and all other audio-visual device rights, merchandising and commercial tie-ups, soundtrack album, music publishing, novelization and publishing rights, trailer rights, and all other allied, incidental, ancillary, and subsidiary rights, as applicable, to the extent granted and/or licensed thereunder), and any amendments, modifications and supplements thereto.
     “U.S. Distribution Agreement Guaranties” collectively means one or more guaranties, in form and substance acceptable to the Lender, respectively executed by H&W, Mark Gill and Neil Sacker in favor of the Lender, pursuant to which each guarantor has jointly and severally guaranteed to pay to the Lender an amount equal to the then current Gap Amount (up to a maximum of $1,250,000) if, without the prior written consent of the Lender, the Borrower or any Affiliate of the Borrower (directly or indirectly) enters into a Distribution Agreement for the U.S. Territory that does not constitute an Acceptable Distribution Agreement and the Gap Amount has not been reduced to $0 by the Gap Elimination Date, as any such guaranty may be amended, supplemented or modified from time to time.
     “U.S. Receipts” means whatever is acquired or paid to or derived by or payable directly or indirectly to the Borrower pursuant to any U.S. Distribution Agreement or otherwise on account of the lease, licensing, exchange, distribution, exploitation, or other disposition of the U.S. Rights (only), including, without limitation, all money, royalties, fees, commissions, charges, payments, proceeds of any letter of credit, advances, income, profit and other forms of payment, and expressly exclusive of the Louisiana Tax Credits.

     “U.S. Rights” means all exploitation rights for the Film throughout the U.S. Territory in any and all media now known or hereafter devised.
     “U.S. Territory” means the United States (including but not limited to, Guam, Saipan, Midway Island, the Trust Territory Islands, the Caroline Islands, the Marshall Islands, the Virgin Islands, Puerto Rico and American Samoa) (“U.S.”), its territories, possessions, trusteeships and commonwealths, and all establishments, reservations, red cross facilities (and other similar civilian installations), military bases, ships at sea, airlines and oil rigs, wherever located, provided in each instance that all such establishments, reservations, red cross facilities (and other similar civilian installations), military bases, ships at sea, airlines and oil rigs are flying the flag of the U.S.
     “WGA” means the Writers Guild of America.
     1.2 Approval. The words “approval” and “approved” as used herein with reference to an approval right granted to the Lender means that the Lender shall have the right in the Lender’s sole discretion to approve or to withhold approval of the subject matter with respect to which the approval is required.
     1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and, except where otherwise specified, all financial data submitted in connection with this Agreement shall be prepared in accordance with GAAP.
     1.4 Miscellaneous. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Wherever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Person has actual knowledge or awareness of a particular fact or circumstance or that such Person, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.
ARTICLE 2 -AMOUNT AND TERMS OF LOAN
     2.1 Commitment to Lend. Subject to satisfaction of all of the terms and conditions of this Agreement, including the conditions precedent in Article 5, the Lender agrees, upon the request of the Borrower made from time to time during the period from the Closing Date to the Termination Date, to make loans with respect to the Commitment (each of which is hereinafter referred to as an “Advance”) to the Borrower for the sole purpose of paying the amounts permitted under Section 2.2(f) hereof, in an amount not to exceed at any time the Available Commitment; provided, however, no Advances will be made if a Default or Event of Default exists except as otherwise required under the terms of the Completion Guaranty in order for the Completion Guaranty to be effective. If the sum of the outstanding Loans made pursuant to this

Section 2.1 exceeds at any time the Available Commitment, the Lender may refuse to make or otherwise restrict the making of Advances on such terms as the Lender may determine until such excess has been eliminated
     2.2 Advance Procedure.
          (a) Advance requests shall be made from time to time, substantially in accordance with the Cash Flow Schedule, subject to the exigencies of production in accordance with the provisions of this Section 2.2(a). Whenever the Borrower desires an Advance, the Borrower shall deliver to the Lender a Borrowing Certificate, signed by an Authorized Officer of each of the Borrower and the Completion Guarantor, no later than: (i) 11:00 a.m. (Pacific time) one (1) Business Day before the requested funding date in the case of requests for Base Rate Loans, or (ii) 11:00 a.m. (Pacific time) three (3) Business Days in advance of the requested funding date in the case of requests for LIBOR Loans; provided, however, (a) the Lender shall have no obligation to make more than one (1) Advance in any ten (10) Business Day period, (b) the Lender shall not have any obligation to make Advances in excess of the aggregate amount reflected in the Cash Flow Schedule as of the date of the requested Advance, (c) there shall be no more than six (6) LIBOR Loans outstanding at any one time and (d) the Lender shall be obligated to make LIBOR Loans only in minimum increments of $500,000 and in multiples of $100,000 in excess thereof.
          (b) Each Borrowing Certificate shall specify: (i) the requested funding date (which shall be a Business Day), (ii) the aggregate amount of the requested Loans, (iii) whether the Loans requested are to be Base Rate Loans or LIBOR Loans, and (iv) if the requested Loans are to be LIBOR Loans, the requested Interest Period. Any Borrowing Certificate made pursuant to Section 2.2(a) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.
          (c) Promptly after receipt of a Borrowing Certificate pursuant to Section 2.2(b), the Lender, upon satisfaction of the applicable conditions precedent set forth in Article 5, the Lender shall make each such Advance available to the Borrower by crediting the Production Bank Account maintained in the name of Borrower at Union Bank, N.A. in the amount of such Advance in same day funds (except for any part thereof paid by the Lender to third Persons or to themselves as permitted hereunder or under any of the Loan Documents). Notwithstanding anything to the contrary contained in this Agreement, the Lender shall not be required to purchase Dollar deposits in the London Interbank market or the applicable LIBOR market to fund any LIBOR Loans, and the provisions hereof shall be deemed to apply as if the Lender had purchased such deposits to fund the LIBOR Loans.
          (d) (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(d)(i), the Lender is hereby authorized by the Borrower, from time to time in the Lender’s discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 5 have not been satisfied, to make Advances to the Borrower which the Lender, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this

Agreement, including, without limitation, costs, fees and expenses as described in Section 13.6 (any of the Advances described in this Section 2.2(d)(i) being hereinafter referred to as “Lender Advances”).
               (ii) The Lender Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the Interest Rate then applicable to LIBOR Loans. The Lender shall notify the Borrower in writing of each Lender Advance, which notice shall include a description of the purpose of the Lender Advance; provided, however, that any failure to provide any such notice shall not constitute a breach hereunder by the Lender and shall not affect the Borrower’s obligation to repay all Lender Advances in accordance with this Agreement.
          (e) The Lender is authorized to record in its books the principal amount of the Advances owing to the Lender, including the Lender Advances owing to the Lender, from time to time. In addition, the Lender is authorized to note the date and amount of each payment or prepayment of principal of the Lender’s Advances in its books and records, including computer records. The Lender’s books and records constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.
          (f) Subject to the terms of this Agreement, the Lender shall be obligated to make Advances of the Commitment hereunder, only for the following purposes and in the following amounts, all in connection with the production, completion, distribution of the Film, and effecting Delivery to the Borrower, the Lender and the Distributors, and the proceeds thereof shall not be available for any other purpose: (i) the payment of the direct Film production costs and expenses set forth in the Budget up to an aggregate amount which shall not exceed the lesser of the Available Commitment and the remaining Strike Price; (ii) the payment of interest on the Obligations; (iii) the payment of the Loan Fee; (iv) the payment of the Gap Fee; (v) the payment of any Holdback Fee; (vi) the payment of the Louisiana Tax Consultant Fee to the Louisiana Tax Consultant and the payment of the Louisiana Tax Credit CPA Fee to the Louisiana Tax Credit CPA; (vii) the payment of Attorney Costs; (viii) the payment of the bond fee due to the Completion Guarantor for the Completion Guaranty to the extent included in the Budget; and (ix) if applicable, the reimbursement to H&W or other third Persons requested by the Borrower for any monies used to pay for those items of cost and expense set forth in the Budget for the Film, subject to the Completion Guarantor’s written agreement that such expenditures have been credited against the Strike Price for the Film and further provided that sufficient funds are thereafter available under the Available Commitment (exclusive of the amounts respectively reserved for the Interest and Fee Reserve and the Holdback Reserve) to achieve the remaining balance, if any, of the Strike Price. To the extent the Completion Guarantor approves in writing a reduction of the Strike Price after the Closing Date, the Interest and Fee Reserve shall be automatically increased by the amount of any such reduction.
     2.3 Lender’s Advances. The Lender shall be deemed to have made Advances in accordance with Section 2.2 hereof on behalf of the Borrower and the Lender may apply the proceeds of such Advances as follows:

          (a) Notwithstanding anything to the contrary contained in this Article 2, if the Completion Guarantor or any Person acceptable to the Lender takes over the production of the Film pursuant hereto or pursuant to agreements between the Completion Guarantor or such other Person and any Credit Party, the Lender may make Advances up to the amount of the Available Commitment and provide the proceeds thereof directly to the Completion Guarantor or such other party. The Borrower hereby consents and agrees to the payment of such proceeds into an account over which Completion Guarantor or such other party may have sole dominion and control, to be used to finance the production costs of the Film and Delivery to the Borrower, the Lender and the Distributors, and that such Advances shall constitute Loans hereunder; and
          (b) If a Default or Event of Default shall have occurred and is continuing, the Lender may make Advances up to the amount of the Available Commitment and pay the proceeds thereof directly to the Persons providing rights, services, facilities, locations and materials in connection with the production of the Film and Delivery to the Borrower, the Lender and the Distributors so as to ensure Delivery. The Borrower hereby consents and agrees to the payment of such proceeds directly to such Persons, and that such Advances shall constitute Loans hereunder.
     2.4 Initial Advance. The Borrower hereby authorizes and directs the Lender to pay the following indicated amounts from the initial Advance (the “Initial Advance”) made hereunder: (a) the Loan Fee and the Gap Fee to the Lender; (b) the then accrued Attorney Costs to the Lender, for payment to the Lender’s counsel; (c) the Louisiana Tax Consultant Fee to the Louisiana Tax Consultant and the Louisiana Tax Credit CPA Fee to the Louisiana Tax Credit CPA, to the extent either such payment thereof is then due and owing; (d) the appropriate draw down for production costs of the Film for the two (2) weeks following the Closing Date (to the extent included in the Budget) to the Production Bank Account maintained in the name of Borrower at Union Bank, N.A.; (e) payment to the Sales Agent Account (as defined in the Sales Agent Interparty Agreement) of $75,000 in full payment of the Foreign Sales Expenses; (f) if applicable, the reimbursement to H&W or third Persons requested by the Borrower for any monies used to pay for those items of cost and expense set forth in the Budget for the Film, subject to Completion Guarantor’s written agreement that such expenditures have been credited against the Strike Price for the Film and provided that sufficient funds are thereafter available under the Available Commitment (exclusive of the amounts respectively reserved for the Interest and Fee Reserve and the Holdback Reserve) to achieve the remaining balance, if any, of the Strike Price, and (g) the costs of any insurance premium payable to the insurance company(ies) providing the insurance required under Section 10.6 hereof to such insurance company(ies) (to the extent not previously paid in full). Within one (1) Business Day after the Initial Advance has been disbursed, the Borrower shall pay (or shall cause the Producer to pay) to the Completion Guarantor from the proceeds of the Initial Advance the bond fee payable to the Completion Guarantor pursuant to the Completion Guaranty.
     2.5 Conversion or Continuation.
          (a) The Borrower may, upon irrevocable written notice to the Lender in accordance with Section 2.5(b) elect, as of any Business Day, to convert all or any part of the Base Rate Loans, in either case in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof, into LIBOR Loans; or (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day or any part thereof, in either case in the minimum amount and in integral multiples as specified above; provided, however, that (a) if at any time the aggregate amount of any LIBOR Loan is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000 such LIBOR Loan shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to convert such Loans into LIBOR Loans, as the case may be shall terminate and (b) there shall be no more than six (6) LIBOR Loans outstanding at any one time.
          (b) Whenever the Borrower elects to convert or continue Loans under this Section 2.5, the Borrower shall deliver to the Lender a Notice of Continuation/Conversion, signed by an Authorized Officer of the Borrower: (i) no later than 11:00 a.m. (Pacific time) two (2) Business Days in advance of the requested conversion date, in the case of a conversion into Base Rate Loans, and (ii) no later than 11:00 a.m. (Pacific time) three (3) Business Days in advance of the requested conversion or continuation date, in the case of a conversion into, or continuation of, LIBOR Loans. The Notice of Conversion/Continuation shall specify: (1) the conversion or continuation date (which shall be a Business Day), (2) the amount and type of the Loans to be converted or continued, (3) the nature of the requested conversion or continuation, and (4) in the case of a conversion into, or continuation of, LIBOR Loans, the requested Interest Period. If the Borrower fails to provide a Notice of Continuation/Conversion for any LIBOR Loans as provided above, such Loans shall convert to Base Rate Loans on the last day of the Interest Period therefor.
          (c) Any Notice of Continuation/Conversion made pursuant to this Section 2.5 shall be irrevocable and the Borrower shall be bound to continue or convert the Loan specified therein in accordance therewith.
     2.6 Special Provisions Governing LIBOR Loans. Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans.
          (a) Illegality. If the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder: (i) the obligation of the Lender to make, or to convert Loans into or to continue Loans as, LIBOR Loans shall be suspended until the Lender notifies the Borrower that the circumstances causing such suspension no longer exist, and (ii) the Borrower shall on the termination of the Interest Period then applicable thereto, or on such earlier date required by law, prepay in full all LIBOR Loans then outstanding together with accrued interest thereon, or convert all such LIBOR Loans into Base Rate Loans in accordance with Section 2.5 and pay to the Lender all other amounts payable by the Borrower hereunder (including, without limitation, any amount payable in connection with a prepayment pursuant to Section 2.6(c)).
          (b) If the Lender shall have determined (which determination shall, absent manifest error, be presumptively correct and binding upon all parties) that:

               (i) Adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed; or
               (ii) LIBOR for any Interest Period for such Loans will not adequately reflect the cost to the Lender of making, funding or maintaining its LIBOR Loan for such Interest Period, the Lender shall forthwith so notify the Borrower, whereupon:
                    (A) Each Loan will automatically, on the last day of the then existing Interest Period therefor, bear interest at the Base Rate;
                    (B) The obligation of the Lender to make, or to continue Loans with interest accruing based on the LIBOR shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist; and
                    (C) The Borrower shall pay to the Lender, upon demand, such amounts as the Lender may determine to be necessary to compensate it for any costs incurred in connection with any required conversion of LIBOR Loans to Base Rate Loans as a result of any of the events indicated in this Section 2.6(b).
          (c) LIBOR Loans After Event of Default. After the occurrence of and during the continuance of any Event of Default, the Borrower may not borrow Loans as LIBOR Loans or elect to have any Loans continued as, or converted to, LIBOR Loans after the expiration of any Interest Period then in effect for such Loans.
          (d) Prepayment of LIBOR Loans. If for any reason (including voluntary or mandatory prepayment or acceleration), the Lender receives all or part of the principal amount of a LIBOR Loan prior to the last day of the Interest Period for such Loan, the Borrower shall immediately notify the Lender and, on demand by the Lender, pay the Lender the amount (if any) by which: (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by the Lender by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by the Lender in its reasonable discretion. Lender’s determination as to such amount shall be conclusive, absent manifest error.
          (e) Additional Costs. The Borrower shall pay to the Lender, upon demand, such amounts as the Lender may determine to be necessary to compensate it for any costs incurred or a reduction in amounts receivable by the Lender that the Lender determines are attributable to its making or maintaining any LIBOR Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

                    (i) changes the basis of taxation of any amounts payable to the Lender in respect of any LIBOR Loans (other than changes which affect taxes measured by or imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office); or
                    (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender (including any Loans or any deposits referred to in the definition of “LIBOR Base Rate”); or
                    (iii) imposes any other condition affecting the LIBOR Loans (or any of such extensions of credit or liabilities).
The Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Lender to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Lender will furnish the Borrower with a statement setting forth the basis and amount of each request by the Lender for compensation under this Section 2.6(e). Determinations and allocations by the Lender for purposes of this Section 2.6(e) of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be conclusive, absent manifest error.
          (f) Capital Adequacy Regulations. If Lender determines that the adoption or implementation of any Capital Adequacy Regulation, or compliance by the Lender (or its applicable lending office) with any Capital Adequacy Regulation has or would have the effect of reducing the rate of return on capital of the Lender or any person or entity controlling the Lender (a “Parent”) as a consequence of its obligations hereunder to a level below that which the Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, upon demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction. A statement of the Lender claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, absent manifest error.
          (g) Failure to Borrow. The Borrower shall pay to Lender, upon the request of the Lender, an amount sufficient (determined in the sole good faith opinion of the Lender) to compensate it for any loss, costs or expense incurred by it as a result of any failure by the Borrower to borrow a LIBOR Loan on the date for such borrowing specified in the relevant Borrowing Certificate.
          (h) Unavailability; Costs of Lending. If at any time Lender, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Loans for periods equal to the corresponding Interest Periods are not available to the Lender in the offshore currency interbank markets, or (ii) the LIBOR does not accurately reflect the cost to the Lender of lending the

LIBOR Loan, then the Lender shall promptly give notice thereof to the Borrower, and upon the giving of such notice the Lender’s obligation to make the LIBOR Loans shall terminate, unless the Lender and the Borrower agree in writing to a different interest rate applicable to LIBOR Loans.
     2.7 Holdback Reserve. The portion of the Commitment consisting of the Holdback Reserve will not be made available to the Borrower prior to the Gap Amount being reduced to $0. So long as (x) the Gap Amount has been reduced to and is no greater than $0 and (y) no Event of Default has occurred and is continuing (and subject to the terms of this Section 2.7 and to the other terms and conditions of this Agreement relating to the making of Advances), the Lender will reduce the Holdback Reserve (and make Advances from the corresponding increase to the Available Commitment resulting from such reduction) in increments equal to the Collateral Value of Acceptable Distribution Agreements finalized and delivered to the Lender after the date that the Gap Amount was first reduced to $0; provided, however, that the following amounts shall be exclusively reserved from the proceeds of any such Advance and shall be exclusively available to the Lender to hold as a cash reserve (which shall only be available to pay such amounts), as calculated by the Lender in its reasonable discretion: (i) the Holdback Fee applicable to such Advance; (ii) estimated interest applicable to such Advance (calculated through the Maturity Date); and (iii) estimated Attorney Costs and other expenses expected to be incurred by the Lender in connection with such Advance or the corresponding reduction of the Holdback Reserve; and provided, further, that, unless and until a Qualified IPO occurs by April 30, 2010, the first $225,000 that becomes available for release from the Holdback Reserve shall be added to the Interest and Fee Reserve and such amount shall be reserved exclusively by the Lender to fund unbudgeted costs needed to effect Delivery (as determined by the Lender in its discretion). Any reduction of the Holdback Reserve pursuant to the foregoing shall be in an amount of not less than $250,000 each (except for the last such reduction). The Lender shall have no obligation to reduce any portion of the Holdback Reserve after the Borrower Delivery Date.
ARTICLE 3 -INTEREST, FEES, AND OTHER CHARGES
     3.1 Interest Rates.
          (a) All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR and clauses “(i)” or “(ii)” or “(iii)” of this section, as applicable, but not to exceed the Maximum Legal Rate described in Section 3.2. Base Rate Loans may be converted into LIBOR Loans and LIBOR Loans may be continued as LIBOR Loans in the manner provided in Section 2.5. If at any time Loans are outstanding with respect to which notice has not been delivered to the Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows: (i) for all Base Rate Loans, at the Base Rate plus the Base Rate Margin; and (ii) for all LIBOR Loans, at a

per annum rate equal to the LIBOR Margin plus the greater of (x) the LIBOR determined for the applicable Interest Period and (y) one-half of one percent (0.50%).
          (b) Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of each such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. Except as otherwise provided herein, all interest shall be payable in arrears on each Interest Payment Due Date but in any event no less frequently then every three (3) months.
     3.2 Maximum Rate. No provision of this Agreement or the Note shall be deemed to establish or require the payment of interest of a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). If the interest required to be paid under this Agreement or the Notes exceeds the Maximum Legal Rate, the interest required to be paid hereunder or under the Notes shall be automatically reduced to the Maximum Legal Rate. If any interest paid exceeds the then applicable interest rate, the excess of such interest over the maximum amount of interest permitted to be charged shall automatically be deemed to reduce the accrued and unpaid fees and expenses due to the Lender under this Agreement, if any; then to reduce the accrued and unpaid interest, if any; and then to reduce principal of the Loan; the balance of any excess interest remaining after the application of the foregoing, if any, shall be refunded to the Borrower.
     3.3 Default Interest. If any of the Obligations are not paid when due (whether by acceleration or otherwise), then all of the Obligations shall, without any notice, election, or any other action by the Lender, bear interest at the Default Rate applicable thereto until so paid; and if any other Default or Event of Default occurs, then at the election of the Lender, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto. Interest calculated at the Default Rate shall be immediately due and owing and shall accrue and be payable from the date such payment was due to and including the date of payment.
     3.4 Late Payment. Any default in the payment of principal, interest, costs or any other sum due hereunder or under any of the other Loan Documents will result in additional losses and expenses to the Lender, which are difficult to quantify. If the Borrower fails to pay any principal, interest, costs, or any other sum due hereunder or under any of the other Loan Documents within ten (10) Business Days after receipt of written notice that the same is due and payable, then, in addition to any and all other rights and remedies of the Lender hereunder, under the Loan Documents or otherwise at law or in equity, the Borrower shall also pay to the Lender a late payment charge equal to five percent (5%) of the then overdue amount in question as a reasonable estimate of the Lender’s losses and expenses due as a result of such overdue amount which late payment charge shall not bear interest if paid within ten (10) Business Days after the date invoiced. The assessment and collection of each such late charge shall be without prejudice to all other rights of the Lender, other than damages to the extent covered by such late payment charge.
     3.5 Loan Fee. On the Closing Date, the Borrower shall pay to Lender the Loan Fee, which shall be payable in accordance with Section 2.4.

     3.6 Gap Fee. On the Closing Date, the Borrower shall pay to Lender the Gap Fee, which shall be payable in accordance with Section 2.4.
     3.7 Holdback Fee. Upon each reduction of the amount of the Holdback Reserve pursuant to Section 2.7 hereof, the Borrower shall pay to Lender, from the proceeds of the Advance made as a result of such reduction of the Holdback Reserve, the Holdback Fee applicable to such reduction.
     3.8 Louisiana Tax Consultant Fee; Louisiana Tax Credit CPA Fee. The Borrower shall pay the Louisiana Tax Consultant Fee to the Louisiana Tax Consultant and the Louisiana Tax Credit CPA Fee to the Louisiana Tax Credit CPA, which fees shall be payable in accordance with Section 2.4.
     3.9 Attorney Costs. On the Closing Date, the Borrower shall pay to the Lender, for payment to the Lender’s counsel, all then incurred Attorney Costs, which shall be payable in accordance with Section 2.4.
     3.10 Additional Gap Fee. The Borrower shall pay to Lender each Additional Gap Fee, which shall be payable in accordance with Section 6.8(f).
ARTICLE 4 -PAYMENTS AND REPAYMENTS
     4.1 Repayment of Loans. The Borrower shall repay the outstanding principal balance of the applicable Loans and all other applicable Obligations in full, plus all accrued but unpaid interest thereon, on the applicable Maturity Date or such earlier date as specified herein.
     4.2 Mandatory Prepayments. The Borrower shall prepay the Obligations by the following amounts, as and when received by or are payable to any Credit Party unless otherwise indicated: (a) all Collateral Proceeds; (b) on the date that all expenditures for the production of the Film and Delivery have been paid, in an amount equal to any balances remaining in any Production Bank Account or in any account for the Film; (c) any insurance proceeds to the extent and as provided in Section 10.6 hereof; (d) any “no claims bonus” payable under the Completion Guaranty; (e) all proceeds of the Louisiana Tax Credits received by or payable to any Credit Party; (f) if at any time the aggregate amount of the then outstanding Advances exceeds the Commitment by an amount equal to such excess; (g) if at any time the then outstanding Advances to be used to pay for the direct production costs of the Film exceeds the Available Commitment, by an amount equal to such excess; and (h) as otherwise provided hereunder.
     4.3 Voluntary Prepayments. Upon at least two (2) Business Days prior notice to the Lender, the Borrower may at its option prepay the Obligations in whole or in part. Once such notice of prepayment has been given, the principal amount of the Loan(s) specified in such notice shall become due and payable on the date specified in the notice; provided, however, that if prior to such prepayment date the Borrower advises the Lender in writing that it wishes to cancel such prepayment notice, the Borrower’s sole liability shall be for any and all increased costs and expenses incurred by the Lender, if any, as the result of the receipt of such notice. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. With respect to any LIBOR Loans prepaid prior to the expiration date of the Interest Period applicable thereto whether on the Maturity Date or otherwise, the Borrower shall pay to the Lender the amounts described in Section 2.6(d).
     4.4 Payments and Computations.
          (a) All payments to be made by the Borrower shall be made without reduction, reserve, discount, withholding, credit, set-off, recoupment or counterclaim, and irrespective of any claim which the Borrower may have against the Lender. Except as otherwise expressly provided herein, all payments made by the Borrower shall be made to the Lender at the Lender’s address set forth in Section 13.8, shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Pacific time) on the day specified herein. Any payment received later than 1:00 p.m. shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
          (b) Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, without being subject to the assessment of a late charge, and such extension of time shall be included in the computation of interest or fees thereon, as the case may be.
     4.5 Reserve Charges; Payments as Advances. At the option of the Lender, in its sole discretion, subject only to the terms of this Section 4.5, Attorney Costs, the Loan Fee, the Gap Fee, the Additional Gap Fees, the Louisiana Tax Consultant Fee, the Louisiana Tax Credit CPA Fee, the costs needed to effect Delivery (as contemplated by Section 2.7 hereof), interest, costs, fees, reimbursement obligations in connection with fees, taxes (if any), and fees, expenses, and other sums payable hereunder in connection with the Loan, may be paid from the proceeds of Advances whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.5. The Borrower hereby irrevocably authorizes the Lender to charge the Borrower’s loan account for the purpose of paying Attorney Costs, the Loan Fee, the Gap Fee, the Additional Gap Fees, the Louisiana Tax Consultant Fee, the Louisiana Tax Credit CPA Fee, the costs needed to effect Delivery (as contemplated by Section 2.7 hereof), interest, reimbursement obligations, fees, premiums, and other sums payable hereunder, including reimbursing expenses pursuant to Section 13.6. All such amounts charged shall constitute Advances and all such Advances so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2. It shall not be necessary for any such Advance to be processed through any Production Bank Account. Interest, fees and costs relating to the Commitment shall be charged to the Interest and Fee Reserve up to the limits thereof. The Interest and Fee Reserve shall only be available to pay interest, Attorney Costs, the Loan Fee, the Gap Fee, the Additional Gap Fees, the Louisiana Tax Consultant Fee, the Louisiana Tax Credit CPA Fee, the costs needed to effect Delivery (as contemplated by Section 2.7 hereof), and other fees and costs payable hereunder, as appropriate, and for no other purposes. The Lender will give the Borrower notice of any Advance under this Section 4.5; provided, however, any failure to do so shall not relieve the Borrower of any of its Obligations with respect thereto. Interest and other sums charged to the Interest and Fee Reserve shall be added to the unpaid principal balance of the Loan as and when charged to the Interest and Fee Reserve. Upon making any Advances for interest, the applicable portion of the Interest and Fee Reserve shall thereupon be decreased by the amount of such Advance. If, in the reasonable business judgment of Lender, the amount of such costs, fees, interest, and reimbursement obligations in connection with fees, taxes (if any), and other sums payable hereunder, exceeds the amount of any remaining Interest and Fee Reserve, then the Borrower shall pay to the Lender, on demand, the amount of such excess in cash.
     4.6 Apportionment, Application and Reversal of Payments. As more fully set forth in the Sales Agent Interparty Agreement, all payments shall be remitted to the Collection Account and all payments not constituting payment of specific fees and all Collateral Proceeds received by the Lender, shall be applied, subject to the provisions of this Agreement, and the Sales Agent Interparty Agreement, as follows: (a) all Receipts (and all other Collateral Proceeds, including the Louisiana Tax Credits) shall be paid as follows: first, to pay any fees, expense reimbursements or indemnities then due to the Lender from the Borrower with respect to the Loan; second, to pay interest due in respect of all Loans; third, to pay or prepay principal of the Loans; and fourth, to the payment of any other Obligations. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Notwithstanding any provision of this or any of the other Loan Documents to the contrary, the Lender may retain Collateral Proceeds in the Collection Account in an amount determined by the Lender in its sole and absolute discretion, as a cash reserve to be applied by the Lender to interest as and when due hereunder.
     4.7 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender, and the Borrower shall be liable to pay to the Lender, and hereby does indemnify the Lender and hold the Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lender’s rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.
     4.8 Increased Capital. If the Lender determines that compliance by the Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender, or any corporation controlling the Lender, and the Lender reasonably determines that the amount of such capital is increased by or based upon its commitment to lend hereunder or its making or maintaining Loans hereunder or to otherwise extend credit to the Borrower hereunder, and other commitments of this type, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to it’s commitment to make Loans hereunder. The Lender will furnish the Borrower with a statement setting forth the basis and amount of each request by Lender for compensation under this Section 4.8. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender shall, absent manifest error, be conclusive and binding on the Borrower for all purposes.
     4.9 Books and Records; Monthly Statements. The Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall, absent manifest error, constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement; provided, however, that any failure to do so shall not relieve the Borrower of any of the Obligations owed to the Lender. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. If the Borrower gives the Lender a timely written notice of objections, then only the items to which exception is expressly made will be considered to be disputed by the Borrower.
ARTICLE 5 -LENDING CONDITIONS
     The obligation of the Lender to make any Advance or Loan hereunder shall be subject to of the conditions of this Article 5 being satisfied at the time thereof.
     5.1 Conditions Precedent to Initial Advance. The obligation of the Lender to make the Initial Advance is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender and its counsel:
          (a) Fully executed documentation, including the Chain-of-Title Documents, evidencing that the Credit Parties have acquired all rights necessary to develop, produce, distribute and otherwise exploit the Film, and in the underlying and included Literary Property, throughout the world, including, without limitation, the rights which are the subject of the Sales Agency Agreement, the Licensing Intermediary Agreements and the Distribution Agreements, shall have been received by the Lender;
          (b) All appropriate documents (including a Form CO) evidencing the Credit Parties’ rights in and to the Film and the underlying Literary Property have been duly submitted to and accepted for recordation in all appropriate governmental offices, including the United States Registrar of Copyrights, accompanied by the required filing fees, or if not yet submitted, are ready to be submitted, and if accompanied by the required fees, will be so accepted, shall have been received by the Lender;

          (c) All appropriate documents evidencing that the Lender’s Lien in the Collateral have been duly submitted to and accepted for recordation in all appropriate governmental offices, including without limitation, the United States Registrar of Copyrights and the California Secretary of State, accompanied by the required filing fees, or if not yet submitted, are ready to be submitted, and if accompanied by the required fees, will be so accepted, shall have been received by the Lender;
          (d) An examination of the records of the United States Copyright Office and a copyright and title search report on the Film addressed to the Lender and approved by the Lender and its counsel, reveals no interest of any Person which is contrary to the rights granted to the Lender hereunder or under any other Loan Document;
          (e) The Lender shall have received this Agreement and all of the items listed in Schedule 3 hereto, together with all exhibits, attachments and supplementary documents which are not elsewhere identified in this Article 5, all in form and substance approved by the Lender, and executed by all parties thereto when the nature of such items so requires;
          (f) Each Credit Party shall have performed and complied with all covenants, agreements, and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Credit Party before or on the Closing Date and all representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date;
          (g) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date;
          (h) The Borrower shall have paid all Attorney Costs, the Loan Fee, the Gap Fee, $13,125 of the Louisiana Tax Consultant Fee, $5,000 of the Louisiana Tax Credit CPA Fee, and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents due hereunder to the Lender and to the other applicable Persons on or prior to the Closing Date or, with respect to those payments set forth in Section 2.4 above, out of the proceeds of the Initial Advance;
          (i) There shall exist no action, suit, investigation, litigation or proceeding affecting any Credit Party pending or threatened before any court, governmental agency, or arbitrator that might reasonably be expected to have a material adverse effect upon the business, operations, property, prospects or condition (financial or otherwise) of any Credit Party or upon the creditworthiness of any Credit Party or that purport to affect the legality, validity, or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby and, upon request, the Lender shall have received a certificate signed by an Authorized Officer of the Borrower to such effect;
          (j) The Production Bank Accounts and the Collection Account shall have been established;

          (k) The Borrower shall have entered into the Sales Agency Agreement, the Borrower (and/or, as applicable, the Sales Agent) shall have entered into the relevant Licensing Intermediary Agreements, and the Borrower or a Licensing Intermediary (or the Sales Agent, on behalf of the Borrower or a Licensing Intermediary) shall have entered into the Current Distribution Agreements (and corresponding Notice of Assignments);
          (l) Written confirmation from the Completion Guarantor that no less than $12,214,022 (consisting of $1,070,133 of Pre-Delivery Deposits and $11,143,889 of prior equity contributed by H&W) has been funded to the Producer (or to a Production Bank Account) and that all of such funds have been credited against the Strike Price;
          (m) The Gap Amount shall not be more than the Maximum Permitted Gap Amount;
          (n) The Essential Element, the Director and each of the producers shall have executed his/her actor’s, director’s, and producer’s agreement, as appropriate, and “essential element” insurance (as that term is commonly understood in the entertainment industry) shall have been obtained and paid for with respect to the Essential Element;
          (o) The Lender shall have received all documents, payments and other information necessary for each of the Current Distribution Agreements to constitute an Acceptable Distribution Agreement, except as otherwise contemplated by Section 6.8(f) hereof and Schedule 2 hereto;
          (p) The Lender shall be satisfied that the Budget includes provisions for (i) all expenses necessary for the production and Delivery of the Delivery Items in accordance with the terms of this Agreement, the Sales Agent Interparty Agreement and the Notice of Assignments, including, but not limited to, any and all costs of music, including all worldwide licenses and rights, and (ii) a $75,000 reserve for the full payment of the Foreign Sales Expenses;
          (q) Receipt and satisfactory review by Lender of all information required to complete Lender’s know your customer (“KYC”) process;
          (r) All proceedings taken in connection with the execution of this Agreement and all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Lender;
          (s) The Borrower has retained the Louisiana Tax Credit Consultant and the Louisiana Tax Credit CPA;
          (t) All conditions related to the Lender’s assessment of the Collateral Value of the Louisiana Tax Credit Estimate have been satisfied, including the receipt of the Louisiana Tax Credit Comfort Letter, stating that the net estimated proceeds from the Louisiana Tax Credits is no less than $4,420,338 (including an estimated amount of Louisiana/JP Rebate in the amount of $48,893); and

          (u) Such other documents as the Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents.
The acceptance by the Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions to the making of such Loans set forth in this Section 5.1 have been satisfied, with the same effect as delivery to the Lender of a certificate signed by an Authorized Officer of the Borrower, dated the Closing Date, to such effect.
     5.2 Conditions Precedent to Loans. The obligation of the Lender to make each Loan, including the Initial Advance, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:
          (a) The Lender shall have received a duly executed Borrowing Certificate or Notice of Continuation/Conversion, as the case may be, as and when required pursuant to Sections 2.2 and 2.5(b).
          (b) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Lender of a certificate signed by an Authorized Officer of the Borrower, dated the date of such extension of credit, stating that:
                    (i) The representations and warranties of each Credit Party contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date; and
                    (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default;
          (c) The Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request;
          (d) No order, judgment or decree of any governmental authority and no law, rule or regulation applicable to the Lender shall purport by its terms to enjoin, restrain or otherwise prohibit the making of such Loan;
          (e) Since the Closing Date, there shall have occurred no material adverse change in the property, business, operations, or condition (financial or otherwise) or prospects of: (i) any Credit Party (and upon request the Lender shall have received a certificate signed by an Authorized Officer of such Credit Party to such effect), (ii) H&W, (iii) the Sales Agent, (iv) TWC, (v) the Completion Guarantor and (vi) any Person issuing indemnity insurance to the Completion Guarantor for the purpose of assuring that the Completion Guarantor can satisfy its obligations to the Lender under the Completion Guaranty;
          (f) The Completion Guaranty shall be in effect;

          (g) The Lender shall have received UCC, copyright and other searches satisfactory to it indicating that no other filings, encumbrances or transfers (other than Permitted Liens) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Lender to make a UCC filing in order to provide the Lender with perfected security interests in the Collateral;
          (h) The Lender shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all governmental authorities with jurisdiction over the business and activities of each Credit Party and from any other Person whose consent or approval the Lender in its reasonable discretion deems necessary to the transactions contemplated hereby except for any such consents or approvals the failure of which to obtain could not reasonably be expected to result in a material adverse effect;
          (i) The Lender shall be satisfied that the transactions contemplated hereby and by the other Loan Documents will not: (i) violate any provision of applicable law, or any order of any court or other agency of the United States of America or any state thereof applicable to any Credit Party or any of its properties or assets, or (ii) conflict with, or result in a default, breach or right of termination or acceleration under, any material agreement to which any Credit Party is a party, other than such as could not reasonably be expected to result in a material adverse effect;
          (j) The Gap Amount shall not be more than the Maximum Permitted Gap Amount; and
          (k) The Lender shall have received such other customary documentation as the Lender may reasonably request.
The acceptance by the Borrower of any Loans made after the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions to the making of such Loans set forth in Section 5.1 hereof and in this Section 5.2 have been satisfied, with the same effect as delivery to the Lender of a certificate signed by an Authorized Officer of the Borrower, dated the date of such Loan, to such effect.
ARTICLE 6 -FILM PRODUCTION, COMPLETION, DELIVERY AND DISTRIBUTION
     The Borrower hereby warrants, represents, covenants and agrees as follows.
     6.1 Budget; Cash Flow; Screenplay; Production Schedule. The Borrower represents and warrants that:
          (a) True and complete copies of the Budget, the Cash Flow Schedule, the Screenplay, and the Production Schedule and, upon request of the Lender, any agreements with any Person whose services are a requirement of any such agreements, have been or will be furnished to the Lender; such services agreements, the Cash Flow Schedule, the Screenplay, the Budget and the Production Schedule are in form and substance consistent with the provisions of the Completion Guaranty;

          (b) Each Credit Party, Completion Guarantor and any other Person having approval rights with respect thereto have approved the Budget, the Cash Flow Schedule, the Screenplay, and the Production Schedule, and all other elements with respect to which they have approval rights under the Loan Documents;
          (c) The Budget includes provisions for (i) all expenses necessary for the production and Delivery of the Delivery Items in accordance with the terms of this Agreement, the Sales Agent Interparty Agreement and the Notice of Assignments, including, but not limited to, any and all costs of music, including all worldwide licenses and rights, and (ii) a $75,000 reserve for the full payment of the Foreign Sales Expenses; and
          (d) The service agreements for the Film have been or will be approved by the Completion Guarantor and such agreements are in full force and effect and (to the knowledge of the Borrower) no party to any such agreement is in material default thereunder or has any accrued right of termination thereunder.
     6.2 Film Production.
          (a) The Borrower shall produce (or shall cause the Producer to produce) the Film and the Delivery Items in accordance the Budget, the Screenplay, the Production Schedule, and the Cash Flow Schedule, and in a manner consistent with the provisions of this Agreement, the Sales Agent Interparty Agreement, all Notice of Assignments and the other Loan Documents. The Borrower shall not make or permit to be made (nor permit the Producer to make or permit to be made) any material changes, modifications, or revisions to the Budget, the Screenplay, the Production Schedule, or the Cash Flow Schedule without the express written authorization of the Lender and the Completion Guarantor.
          (b) The Borrower shall not make or permit to be made (nor permit the Producer to make or permit to be made) any change in the Budget that would increase, in the aggregate, the amount thereof or any other changes therein without the prior written approval of the Lender, the Completion Guarantor, and any other Person having approval rights with respect to such changes.
          (c) The Borrower shall cause the Film and the Delivery Items, as appropriate, to strictly conform to all of the Technical Specifications and Non-Technical Specifications.
          (d) The Borrower shall (subject to extension for delays due to Events of Force Majeure, Events of Essential Element Force Majeure and/or exigencies of production and/or other extensions as approved by Completion Guarantor) cause the Producer to complete principal photography of the Film in accordance with the Production Schedule.
          (e) The Borrower shall cause the Film and the Delivery Items to be produced in a manner consistent with the provisions of this Agreement, the Sales Agent Interparty Agreement, all Notice of Assignments and the other Loan Documents.

     6.3 Film Element Changes. Except as permitted by the express terms of this Agreement or the Sales Agent Interparty Agreement, the Borrower shall not (and shall cause the Producer to not) make, agree to make, or permit to be made any variation or modification in any of the elements of the Film which are subject to approval or consent pursuant to the Distribution Agreements, the Completion Guaranty, the Sales Agent Interparty Agreement, the Notice of Assignments, this Agreement or any of the other Loan Documents, without the prior written consent of the Lender, the Completion Guarantor, the applicable Distributor(s) and any other Person who has a right of approval or consent with respect to the applicable variation or modification.
     6.4 Film Credits; Print Advertising; Press Releases. The Borrower shall accord (and shall cause the Producer to accord) the Lender credit as production financier in the Film’s end titles in all positive prints thereof, all in a size and prominence of type consistent with that used for other similar credits in such end titles. Unless Lender notifies the Borrower or Producer otherwise, the form of Lender’s credit in the Film’s end titles shall include the logo of Lender and shall be substantially as follows: “Production Financing Provided by Union Bank Entertainment Finance, Bryan LaCour and Alex Cho.” The Borrower’s or Producer’s casual or inadvertent failure to accord credit in accordance with the terms of this Agreement shall not be deemed to be a breach of this Agreement by the Borrower. Notwithstanding the foregoing, upon receipt of notice from Lender specifying a material failure to accord Lender’s credit in accordance with this Section 6.4, the Borrower shall (and shall cause the Producer to) use good faith efforts to cure prospectively such failure with regard to the positive prints created after the date of the Borrower’s or Producer’s receipt of such notice. Subject to the Borrower’s prior written consent for uses other than in a traditional tombstone, which consent may be withheld for any reason in the Borrower’s sole discretion, Lender may use the Borrower’s name in advertising and promotional material and in conjunction therewith disclose the fact that it provided production financing for the Film. The Borrower shall provide (or cause Producer to provide) to Lender, if requested by Lender and to the extent within the Borrower’s or Producer’s control, no less than four (4) tickets to all U.S. celebrity premieres, if any, of the Film.
     6.5 “Stop Date;” Contingent Compensation; Fees.
          (a) The Borrower represents, warrants, and covenants that no actor shall be granted a “stop date” (as that term is understood in the motion picture industry) in connection with such actor’s engagement for the Film, unless permitted by the Completion Guarantor.
          (b) Except as set forth herein or in the Sales Agent Interparty Agreement or any Licensing Intermediary Security Agreement, the Borrower shall not (and shall cause the Producer to not) enter into any agreement to pay any Person from the Collateral Proceeds any residuals, profit participations, deferred compensation, contingent compensation, whether computed on the basis of the Collateral Proceeds, net receipts from exploitation of the Film, amounts deposited into the Collection Account or otherwise (whether in a fixed amount or computed on a percentage basis), unless all such payments are subordinated and subject to the rights of the Lender under the Loan Documents and the Borrower shall not pay (and shall not allow the payment of) any such payments from the Collateral Proceeds until all Obligations have been satisfied in full; provided, however, that the Producer may grant a gross participation to Kate Hudson and to Gael Garcia Bernal with respect to the U.S. Receipts (only) for the Film. The Lender shall not have any obligation to pay any such payments to any Person.
     6.6 Film Exhibition. Except for screening of the Film to prospective Distributors, in connection with market research, and at film festivals and film markets as the Borrower or Sales Agent deems necessary or prudent in connection with the marketing of rights to the Film in the ordinary course of business, prior to repayment of all Obligations in full, the Borrower shall not (and shall cause the Producer to not) exhibit the Film for any Person other than Persons involved in the production of the Film, the Completion Guarantor, Sales Agent, and the Lender or their authorized representatives, without the Lender’s prior approval, which approval will not be unreasonably withheld.
     6.7 Sales Agent.
          (a) Except as otherwise provided herein or the Sales Agent Interparty Agreement, the Sales Agent shall act as the sales agent for the Film in the Sales Agent Territory; provided, however, that the Borrower shall service delivery of the Film to all Distributors in the Sales Agent Territory and the Borrower Territory.
          (b) Notwithstanding anything to the contrary in the Sales Agency Agreement or any other Loan Document, the payment of any fees, commissions, distribution and marketing costs incurred by and payable or reimbursable to the Sales Agent in its capacity as Sales Agent in connection with its sale of the Film, other than the Foreign Sales Commission as and to the extent provided in the Sales Agent Interparty Agreement, shall be deferred and shall not be due and payable until the Obligations have been irrevocably repaid in full.
     6.8 Distribution Agreements.
          (a) As of the Closing Date, the Borrower or a Licensing Intermediary (or the Sales Agent, on behalf of the Borrower or a Licensing Intermediary) has entered into the Current Distribution Agreements. The Borrower will not enter into and will not allow the Sales Agent, any Licensing Intermediary or any other Person to enter into any other Distribution Agreement with respect to the Film without the prior written approval of the Lender.
          (b) The Borrower hereby represents and warrants to the Lender that: (i) the Borrower has delivered to the Lender true and complete copies of the Current Distribution Agreements, the Sales Agency Agreement and the existing Licensing Intermediary Agreements; (ii) each of the Current Distribution Agreements represents a valid and binding agreement, enforceable against the applicable Distributor, in accordance with its terms; (iii) each future Distribution Agreement will represent, a valid and binding agreement, enforceable against the applicable Distributor in accordance with its terms; (iv) no credit, discount, or extension, or agreement therefor will be granted on the Current Distribution Agreements or any other Distribution Agreement without the prior written consent of the Lender; (v) each copy of an invoice delivered to the Lender by the Borrower will be a genuine copy of the original invoice (if any) sent to the applicable Distributor and/or any other Person; and (vi) each of the Current

Distribution Agreements that is not marked with an asterisk on Schedule 2 hereto constitutes an Acceptable Distribution Agreement.
          (c) The Borrower shall use its best efforts to itself, or cause a Licensing Intermediary to, enter into Distribution Agreements (or cause the Sales Agent on behalf of the Borrower or a Licensing Intermediary, solely with respect to the Sales Agent Territory) with respect to all territories, media, and markets throughout the world. The Borrower shall not (and shall not allow Sales Agent, a Licensing Intermediary or any other Person to) enter into a Distribution Agreement which does not meet all of the requirements for an Acceptable Distribution Agreement, and without limiting the generality of the foregoing, each Acceptable Distribution Agreement shall be documented with terms acceptable to the Lender and, if required by the Lender, supported by an Acceptable L/C. The Lender’s determination that a Distribution Agreement is an Acceptable Distribution Agreement shall be evidenced only by the Lender’s written approval. The Borrower shall not (and shall not authorize Sales Agent, a Licensing Intermediary or any other Person to) enter into a Distribution Agreement with an Unacceptable Distributor.
          (d) The Borrower shall (or shall cause the Sales Agent to) deliver to the Lender, within five (5) Business Days after the same are executed, complete original copies of all Distribution Agreements entered into by the Borrower or a Licensing Intermediary (or by Sales Agent, on behalf of the Borrower or a Licensing Intermediary) after the date hereof, and shall cause all Distributors to execute and deliver to the Lender a Notice of Assignment and (if required by the Lender) an Acceptable L/C concurrently therewith.
          (e) With respect to any proposed Distribution Agreement, the Borrower shall: (i) send or shall cause to be sent to the Lender during normal business hours (i.e., 9:00 a.m. — 5:00 p.m. Pacific time) the proposed Distribution Agreement or a written notice containing the proposed financial terms of such agreement and the proposed Delivery requirements; and (ii) ensure that such proposed Distribution Agreement and the terms thereof: (1) includes a Minimum Guarantee of not less than the “take” or “low” amount of the projected sale for the applicable territory specified in the Sales Estimates (provided that, in the case of the U.S. distribution rights, such Minimum Guarantee shall not be less than $2,500,000 and, in the case of the Canadian distribution rights, such Minimum Guarantee shall not be less than $700,000), (2) indicates that no Person is designated as an essential element other than the Essential Element, (3) is not to be entered into by a Distributor who is an Unacceptable Distributor, and (4) satisfies the other requirements for an Acceptable Distribution Agreement.
          (f) The first $489,500 of the proceeds of the Initial Advance that is available to reimburse H&W for any of its equity contribution that was used to pay for a portion of its Prior Production Advances (as defined in the Completion Guaranty) shall be remitted to the Collection Account and reserved exclusively by the Lender as cash collateral (the “Distribution Cash Collateral”) to secure (i) the $80,000 Collateral Value attributed by the Lender to the last installment of the Minimum Guarantee payable by Hollywood Classic (the Distributor for the Czech Republic and Hungary) pursuant to its Notice of Assignment and (ii) the $409,500 Collateral Value attributed by the Lender to the last two (2) installments of the Minimum Guarantee payable by Senator Film (the Distributor for Germany) pursuant to its Notice of Assignment. The Distribution Cash Collateral shall be applied against the Obligations on the Termination Date, except as otherwise provided in this Section 6.8(f).

                    (i) After the pending $20,000 balance of the Pre-Delivery Deposit that is due from Hollywood Classic pursuant to its Notice of Assignment is received in the Collection Account, the Lender shall promptly (A) remit such Pre-Delivery Deposit balance payment (to the extent received in the Collection Account) to H&W and (B) release $80,000 from the Distribution Cash Collateral and remit such sum to H&W; provided, however, if the pending $20,000 balance of the Pre-Delivery Deposit that is due from Hollywood Classic pursuant to its Notice of Assignment is not received in the Collection Account by March 15, 2010, then the Lender shall be entitled to exercise its right under such Notice of Assignment to terminate such Distributor’s Distribution Agreement; and
                    (ii) (A) After the first installment of the Minimum Guarantee due from Senator Film pursuant to its Notice of Assignment is received in the Collection Account, the Lender shall promptly remit such installment (to the extent received in the Collection Account) to H&W; and (B) after the second installment of the Minimum Guarantee due from Senator Film pursuant to its Notice of Assignment is received in the Collection Account, the Lender shall promptly remit such installment (to the extent received in the Collection Account) to H&W; provided, however, if (x) the first installment of such Minimum Guarantee was not paid prior to March 15, 2010 and/or (y) the second installment of such Minimum Guarantee was not paid prior to April 10, 2010, then (I) an Additional Gap Fee shall be due and payable to the Lender with respect to each such payment default and (II) the Lender shall be entitled to exercise its right under the applicable Notice of Assignment to terminate such Distributor’s Distribution Agreement; and
                    (iii) After the first and the second installments of the Minimum Guarantee due from Senator Film pursuant to its Notice of Assignment are received in the Collection Account, the Lender shall promptly release $409,500 from the Distribution Cash Collateral and remit such sum to H&W; provided, however, if either (x) the first installment of such Minimum Guarantee was not paid prior to March 15, 2010 and/or (y) the second installment of such Minimum Guarantee was not paid prior to April 10, 2010, then an Additional Gap Fee shall be due and payable to the Lender with respect to each such payment default; and
                    (iv) If the pending $70,000 balance of the Pre-Delivery Deposit that is due from MS Trading (the Distributor for Benelux) pursuant to its Notice of Assignment is not received in the Collection Account by March 15, 2010, then the Lender shall be entitled to exercise its right under such Notice of Assignment to terminate such Distributor’s Distribution Agreement.
Notwithstanding the foregoing, until the first and the second installments of the Minimum Guarantee due from Senator Film pursuant to its Notice of Assignment are paid to the Collection Account, the Lender shall hold back $50,000 from the first portion of the Distribution Cash Collateral and/or any other sums that are to be released to H&W pursuant to this Section 6.8(f) (as applicable) as cash collateral for each Additional Gap Fee. If the first installment of the Minimum Guarantee due from Senator Film pursuant to its Notice of Assignment was not paid prior to March 15, 2010, then the Lender shall apply such cash collateral to the payment of the Additional Gap Fee due with respect to such payment default. If the second installment of the Minimum Guarantee due from Senator Film pursuant to its Notice of Assignment was not paid prior to April 10, 2010, then the Lender shall apply such cash collateral to the payment of the Additional Gap Fee due with respect to such payment default.
All amounts disbursed to H&W pursuant to this Section 6.8(f) shall constitute a reimbursement to H&W of an equivalent amount of its equity contribution that was used to pay for a portion of its Prior Production Advances.
          (g) The Borrower agrees that, until the Lender Termination Notice is issued, it will not set (nor permit any other Person to set) an initial theatrical release date for the Film (nor make any P&A funds available to TWC) unless: (1) the Gap Amount is $0, and (2) no less than $5,000,000 (or such greater amount that is needed, if applicable, to effectuate a U.S. theatrical release of the Film that satisfies the requirements of this clause (2)) (from sources other than Collateral Proceeds, such as from the proceeds of funding provided by a P&A financier for the film) has been deposited into the P&A Accounts (as defined in the Sales Agent Interparty Agreement) for the exclusive purpose of funding the P&A expenses for the Film that are sufficient to effect a U.S. theatrical release of the Film on a minimum of 200 screens (or such greater number of screens that satisfies the requirements necessary to qualify the Film for TWC’s distribution arrangement with its pay television provider) and (3) the Lender has received a Notice of Assignment executed by TWC and the Approved Licensor (as defined in the Sales Agent Interparty Agreement) (in form and substance acceptable to the Lender subject to good faith negotiation with TWC and, if applicable, subject to the terms of any intercreditor agreement entered into by the Lender and any P&A financier of the Film), and (4) at the time that the Borrower (or any of its Affiliates) is prepared to set the initial theatrical release date for the Film (and provided that the conditions set forth in the foregoing clauses (1) through (3) have been satisfied), none of the events described in Section 10.1(a) of the Sales Agent Interparty Agreement)has occurred with respect to TWC.
          (h) The Borrower represents and warrants to the Lender that the copy of the TFD/TWC Agreement that Lender has received is a true and complete copy thereof (and there are no side agreements, etc. that have not been disclosed to the Lender), and the Borrower also agrees that no amendment, modification or other supplement to (including any long form version of) the TFD/TWC Agreement (solely to the extent it relates to or affects the Film) is permitted without the Lender’s prior written consent, such consent not to be unreasonably withheld (and any such amendment, modification, long form version or other supplement without Lender’s prior written consent shall be null and void ab initio).
          (i) Irrespective of whether or not an Event of Default has occurred and is continuing, and notwithstanding any other provision of this Agreement:
                    (i) Provided that all of the conditions set forth in Section 3.10(a) of the Sales Agent Interparty Agreement have first been satisfied to the Lender’s satisfaction by no later than July 31, 2010, and expressly subject to any applicable First Rights of Fox (as such terms are defined in Section 10.21 hereof) with respect to the Film, the Lender approves the licensing of the U.S. Rights to TWC pursuant to the TFD/TWC Agreement (provided, however, that the TFD/TWC Agreement is not approved as an Acceptable Distribution Agreement, and the Borrower expressly acknowledges that the TFD/TWC Agreement does not constitute an Acceptable Distribution Agreement);

                    (ii) If all of the conditions set forth in Section 3.10(a) of the Sales Agent Interparty Agreement have not been satisfied to the Lender’s satisfaction by July 31, 2010, then the Borrower shall promptly engage a sales agent pre-approved by the Lender (Graham Taylor of WME is pre-approved), pursuant to a sales agency agreement in form and substance acceptable to the Lender, to market (in each case, to the extent not yet licensed through either an Acceptable Distribution Agreement or another Distribution Agreement that has been pre-approved in writing by Lender and also subject to any applicable First Rights of Fox) the U.S. Rights and (subject to any applicable rights of Alliance Films Inc.) the Canadian exploitation rights for the Film and to negotiate the terms of those Distributor’s respective Distribution Agreements (for the avoidance of doubt, those Distribution Agreements must be documented as Acceptable Distribution Agreements, unless otherwise agreed in writing by the Lender), and the Borrower shall promptly execute each such Distribution Agreement (in the form required by the Lender) and take all other actions that are necessary to document each such Distribution Agreement as an Acceptable Distribution Agreement. Notwithstanding the foregoing, if Fox does not exercise its right to become the Distributor of the U.S. Rights for the Film, then: (1) the Borrower shall first offer the U.S. Rights to TWC in writing (the “First Offer Notice”); and (2) if a Distribution Agreement is not concluded between the Borrower and TWC with regard to the license of the U.S. Rights for the Film on terms acceptable to the Lender (and a Notice of Assignment with respect thereto has not been executed and delivered to the Lender by the Borrower and TWC) within thirty (30) calendar days after TWC’s receipt of the First Offer Notice, then the Borrower shall thereafter have the right to offer the U.S. Rights to any other Person without any further obligation to TWC; and
                    (iii) If (i) all of the conditions set forth in Section 3.10(a) of the Sales Agent Interparty Agreement have not been satisfied to the Lender’s satisfaction by July 31, 2010 and (ii) the Gap Amount has not been reduced to $0 by December 31, 2010, then the Lender shall have the sole right, in lieu of the Borrower or any other Person, to select a Distributor for (in each case, to the extent not yet licensed through either an Acceptable Distribution Agreement or another Distribution Agreement that has been pre-approved in writing by Lender and also subject to any applicable First Rights of Fox) the U.S. Rights and (subject to any applicable rights of Alliance Films Inc.) the Canadian exploitation rights for the Film and to negotiate the terms of those Distributor’s respective Distribution Agreements, and the Borrower shall promptly execute each such Distribution Agreement (in the form required by the Lender) and take all other actions that are necessary to document each such Distribution Agreement as an Acceptable Distribution Agreement. Notwithstanding the foregoing, if Twentieth Century Fox does not exercise its right to become the Distributor of the U.S. Rights for the Film and TWC has not previously been offered the U.S. Rights pursuant to Section 6.8(i)(ii) above, then: (1) the Borrower shall give the First Offer Notice to TWC; and (2) if a Distribution Agreement is not concluded between the Borrower and TWC with regard to the license of the U.S. Rights for the Film on terms acceptable to the Lender (and a Notice of Assignment with respect thereto has not been executed and delivered to the Lender by the Borrower and TWC) within thirty (30) calendar days after TWC’s receipt of the First Offer Notice, then the Borrower shall thereafter have the right to offer the U.S. Rights to any other Person without any further obligation to TWC. The Borrower ratifies all acts of the Lender taken pursuant to this Section 6.8(i)(iii). The Lender shall not be liable for any acts or omissions or for any error of judgment or mistake of law with respect to any action taken or not taken pursuant to this Section 6.8(i)(iii).

     6.9 Performance and Amendment of Agreements, Etc.
          (a) The Borrower shall effect Delivery to the Distributors in the Sales Agent Territory and in the Borrower Territory. The Borrower shall supervise (and shall obligate the Sales Agent and each Licensing Intermediary to supervise and monitor) the performance of and payments by the Distributors under the Distribution Agreements (and corresponding Notice of Assignments). Except as otherwise expressly provided in the applicable Notice of Assignment, the Borrower shall not (and, with respect to the Sales Agent Territory, shall cause Sales Agent not to) grant a Distributor access to the applicable Delivery Items unless and until the Distributor has paid in full the Minimum Guarantee specified in such Notice of Assignment. The Borrower shall fully perform (and shall cause the Producer, the Sales Agent, each Licensing Intermediary and the Producer to fully perform) all of its obligations under (as applicable) the Distribution Agreements, the Licensing Intermediary Agreements, the Sales Agency Agreement, the Completion Agreement and the other Loan Documents, in each case to which it is a party, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment; provided, however, that the Borrower shall not take (and the Borrower shall cause the Sales Agent, each Licensing Intermediary and the Producer to not take) any action or fail to take any action with respect to the Distribution Agreements, the Licensing Intermediary Agreements, the Sales Agency Agreement, the Completion Agreement or the other Loan Documents, in each case to which it is a party, which would result in a waiver or other loss of any material right or remedy of the Borrower (or, as applicable, the Sales Agent, a Licensing Intermediary or the Producer) thereunder. Without limiting the generality of the foregoing, the Borrower shall effect Delivery to the Distributors of the Film for the Sales Agent Territory and the Borrower Territory in accordance with their Notices of Assignment. Under no circumstances shall the Lender be obligated to effect Delivery to any Person.
          (b) The Borrower shall not (and shall cause the Producer, the Sales Agent and each Licensing Intermediary to not), without the Lender’s prior written approval, modify, amend, supplement, compromise, satisfy, release, terminate, or discharge the Distribution Agreements, the Licensing Intermediary Agreements, the Sales Agency Agreement, the Completion Agreement, or any other Loan Document, in each case to which any such Person is a party, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to such agreements or the collateral therefor. Without limiting the generality of the foregoing, the Borrower shall not (and shall not authorize the Sales Agent, any Licensing Intermediary or any other Person to), without the Lender’s prior written consent, amend or modify in any way the amount or payment due date(s) or the conditions of payment of any Minimum Guarantee. ANY SUCH AMENDMENT WITHOUT THE LENDER’S PRIOR WRITTEN APPROVAL IS NULL AND VOID AB INITIO.
     6.10 Enforcement of Agreements.
          (a) The Borrower shall notify (and shall cause the Producer, the Sales Agent and each Licensing Intermediary to notify) the Lender in writing, promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a breach of the Sales Agency Agreement, the Distribution Agreements, the Licensing Intermediary Agreements, the Completion

Agreement, or any other Loan Documents, and shall diligently pursue such right and report to the Lender on all further developments with respect thereto.
          (b) Until all Obligations have been indefeasibly paid and performed in full, the Borrower shall, at its expense, make collection (and shall cause the Producer, the Sales Agent and each Licensing Intermediary to make collection if necessary) and take all appropriate legal action necessary to enforce collection, of all payments, receipts and revenues, as and when due, which may be owing by a Distributor under a Distribution Agreement, or from any other Person pursuant to any other agreement entered into by any Credit Party with respect to the Collateral, and shall remit (as directed by the Lender) all sums so collected directly to, as appropriate to the Collection Account or an account referenced in a Licensing Intermediary Security Agreement. If the Borrower (or, as applicable, the Producer, the Sales Agent or a Licensing Intermediary) fails after the Lender’s demand to pursue diligently any right under a Distribution Agreement, or any other agreement entered into by the Borrower (or, as applicable, the Producer, the Sales Agent or a Licensing Intermediary) with respect to the Collateral, or if an Event of Default then exists, the Lender may directly enforce such right in its own or the Borrower’s (or, as applicable, the Producer’s, the Sales Agent’s or a Licensing Intermediary’s) name and may enter into such settlements or other agreements with respect thereto as the Lender shall determine.
          (c) In any suit, proceeding, arbitration proceeding, or action brought by the Lender under the Distribution Agreements, the Licensing Intermediary Agreements, the Sales Agency Agreement, the Completion Agreement, or any other Loan Document for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the Distributors, Completion Guarantor or other obligor thereunder arising out of a breach by any Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from any Credit Party to or in favor of such obligor or its successors.
     6.11 Related Agreements. The Borrower represents and warrants that: (a) it has obtained and has delivered, or will deliver or cause to be delivered, to the Lender as of the Closing Date true and complete fully executed copies of the Completion Agreement, the Sales Agency Agreement, the Licensing Intermediary Agreements and the Current Distribution Agreements, (b) the Completion Agreement, the Sales Agency Agreement, the Licensing Intermediary Agreements and the Current Distribution Agreements and all other agreements, certificates, exhibits, attachments, and other documents entered into in connection therewith and related thereto are valid, binding, and subsisting agreements, enforceable against the parties thereto in accordance with their respective terms; and (c) each of the foregoing agreements has been duly executed and delivered by all parties thereto and all are and will be in full force and effect.
     6.12 Sales Agent and Borrower Termination.
          (a) If: (i) the Gap Amount exceeds the Maximum Permitted Gap Amount, or (ii) the Borrower, a Licensing Intermediary or the Sales Agent fails to collect from Distributors any deposits and/or other amounts due prior to the Maturity Date from the Distributors or fails or refuses to deposit (at the direction of the Lender) any of the Collateral Proceeds in its possession or control, as appropriate, into the Collection Account or an account referenced in a Licensing Intermediary Security Agreement as and when due under the Notice of Assignments, or (iii) the Borrower, a Licensing Intermediary or the Sales Agent fails to enter into Acceptable Distribution Agreements having an aggregate Collateral Value of at least the outstanding Obligations by the Maturity Date or (iv) the Borrower, a Licensing Intermediary or the Sales Agent enters into any Distribution Agreement that does not constitute an Acceptable Distribution Agreement without the prior written consent of the Lender, or (v) any other Event of Default occurs, then at any time thereafter, and in each instance with respect o the Sales Agent subject to the terms and conditions of the Sales Agent Interparty Agreement, the Lender may, at its option and upon notice to the Borrower and the Sales Agent, (A) terminate the Sales Agent Interests and all rights of the Sales Agent to act as the sales agent of the Film in the Sales Agent Territory, whether under the Sales Agency Agreement, the Licensing Intermediary Agreements or otherwise and (B) all rights of the Borrower to deliver, license and otherwise exploit the Film, whether under the Sales Agency Agreement, the Licensing Intermediary Agreements and the Distribution Agreements or otherwise.
          (b) Upon the Lender’s termination of the rights of the Sales Agent and/or the Borrower pursuant to Section 6.12(a), and without further action or notice by the Lender or any other Person but subject to the Sales Agent Interparty Agreement: (i) the Sales Agent Interests shall automatically revert to the Borrower (or Completion Guarantor or the Lender, as the case may be); (ii) the Sales Agency Agreement shall automatically terminate; and (iii) the Lender shall be entitled (but will not be obligated) to exercise its rights under the Power of Attorney and replace the Sales Agent in its capacity as sales agent of the Film in the Sales Agent Territory with a Person (or Persons) selected by the Lender or market the Film itself or through its designees throughout the Sales Agent Territory and the Borrower Territory, including the right to sell any and all rights in and to the Film which have not been sold by the Borrower or a Licensing Intermediary on terms and conditions which the Lender, in its sole and absolute discretion, deems appropriate under the circumstances. The Borrower ratifies all acts of the Lender taken pursuant to this Section 6.12. The Lender shall not be liable for any acts or omissions or for any error of judgment or mistake of law with respect to any action taken or not taken pursuant to this Section 6.12.
     6.13 Louisiana Tax Credits.
          (a) The Borrower shall, and shall cause the Producer to, (i) produce the Film as a “state-certified production,” as defined in Louisiana Revised Statutes section 47:6007(B)(14) (or any amendment thereof), (ii) comply with the Louisiana Revised Statutes (as amended from time to time), all other State of Louisiana laws and regulations and all Jefferson Parish laws and regulations governing Louisiana motion picture tax credits and shall operate their business in a manner consistent with the obtaining of the Louisiana Tax Credits, (iii) maintain a production office within Jefferson Parish or use a soundstage, studio or alternative filming facility within Jefferson Parish, (iv) have a viable multi-market, commercial distribution plan as required by the regulations of the Louisiana Department of Revenue and/or the Governor’s Office and/or the JPFO and/or FIRP, (v) submit to the Louisiana Film Office, the Louisiana Department of Revenue and/or the Governor’s Office (as applicable) the notarized statement in accordance with Louisiana Revised Statutes section 47:6007(D)(2)(e) (or any amendment thereof), (vi) include a credit to the State of Louisiana and/or the official brand or logo acknowledging that the Film was filmed in Louisiana in the form attached to the Louisiana Initial Certification as Exhibit C thereto, (vii) incur acceptable expenditures (i.e., lodging, payroll, lease/rental or other production expenses) as specified in the Louisiana/JP IRP within Jefferson Parish of at least $150,000, (viii) include the “Filmed in Jefferson” logo in the Film’s credit, provide Jefferson Parish with at least two still shots to be used in Jefferson Parish promotional activities and reasonably assist Jefferson Parish in promotional activities; and (ix) produce the Film as a “parish-approved production” in accordance with the Louisiana/JP IRP.
          (b) The Borrower shall, and shall cause the Producer to, produce the Film in accordance with the conditions specified in the Louisiana Initial Certification and the Budget and incur (i) total qualifying production expenditures in the State of Louisiana of not less than $13,953,872 (including $3,705,659 in payroll) and (ii) total qualifying production expenditures in Jefferson Parish of not less than $1,629,772, so that the Louisiana Tax Credits are not less than the Louisiana Tax Credit Estimate.
          (c) The Borrower shall, and shall cause the Producer to use commercially reasonable efforts to perform all acts, undertake all obligations, execute and deliver all documents and instruments to the Louisiana Film Office and/or the Louisiana Department of Revenue and/or the Governor’s Office and/or the JPFO and/or FIRP, as applicable, as may be required to obtain final certification of the Film as a “state certified production” and a “parish-approved production” or as may be needed in connection with the Louisiana Tax Credits so that the Louisiana Film Office, JPFO and FIRP (as applicable) will issue a tax credit certification letter specifying Louisiana Tax Credits and a Louisiana/JP Rebate in an amount not less than the Louisiana Tax Credit Estimate no later than six (6) months before the Maturity Date. Without limiting the generality of the foregoing, the Borrower shall, and shall cause the Producer to, submit to the Governor’s Office, the Louisiana Film Office and/or the Louisiana Department of Revenue (as applicable), as soon as reasonably practicable after the completion of principal photography of the Film, the Louisiana Tax Credit Application, which shall include (i) a cost report of Film production expenditures audited and independently certified by the Louisiana Tax Credit CPA, (ii) full bible runs, (iii) full employment data for the Film, (iv) a detailed estimated budget and a viable multi-market, commercial distribution plan, (v) a notarized statement in accordance with Louisiana Revised Statutes section 47:6007(D)(2)(e) (or any amendment thereof), and (vi) a schedule in the form required pursuant to Louisiana Revised Statutes section 47:6007(D)(5) (or any amendment thereof) or otherwise acceptable to the Louisiana Department of Revenue. The Louisiana Tax Credit Application and the Louisiana Tax Credit CPA’s report shall comply with the requirements of Louisiana Revised Statutes section 47:6007.D (as amended from time to time), the rules issued by the Louisiana Department of Economic Development and the Motion Picture Incentive: Audit Guidelines issued by the Louisiana Film Office. Furthermore, the Borrower shall, and shall cause the Producer to, submit to JPFO and FIRP, as soon as reasonably practicable after the completion of principal photography in Jefferson Parish but not later than twenty-four (24) months from the start of occupancy under any lease or rental agreement in Jefferson Parish, (i) a cost report of Film production expenditures audited and independently certified by the Louisiana Tax Credit CPA (which complies with the requirements of the Louisiana/JP IRP, and (ii) residency declarations for all Jefferson Parish residents involved in the production of the Film.
          (d) The Borrower shall, and shall cause the Producer to, not later than two (2) weeks before the Louisiana Tax Credit CPA audits the Producer’s books and records and prepares a report thereon, authorize the Louisiana Tax Credit CPA to communicate directly with the Lender with regard to the audit and the Louisiana Tax Credit CPA’s findings and audit results and work.

          (e) The Borrower shall, and shall cause the Producer to, immediately provide to the Lender, concurrently with their preparation and submission, copies of the Louisiana Tax Credit Application, the final certification, any audit reports and all other documents and things required in connection with the Louisiana Tax Credits. The Borrower shall, and shall cause the Producer to, diligently and timely provide the Louisiana Film Office, the Louisiana Department of Revenue, the Governor’s Office, FIRP and the JPFO (as applicable) with all information and documents requested by such office(s) in connection with the Louisiana Tax Credits.
          (f) The Borrower shall not, and shall cause the Producer to not, use any of the Louisiana Tax Credits to offset (or as a credit) against any tax liability that either of them may have to the State of Louisiana or any parish therein.
          (g) The Borrower shall, and shall cause the Producer to, pay any outstanding tax liability which, if found to be outstanding by the State of Louisiana or any parish therein, the nonpayment of which would otherwise result in a reduction of or a withholding by the Louisiana Department of Revenue, JPFO or FIRP from the Louisiana Tax Credits.
          (h) The Borrower shall not, and shall cause the Producer to not, take any action that may result in the recapture, disallowance, recovery, reduction, repayment, forfeiture, decertification, or any other action that would have the effect of reducing the Louisiana Tax Credits to an amount less than the Louisiana Tax Credit Estimate.
          (i) The Borrower shall, and shall cause the Producer to, actively protect, maintain and enforce such rights as it may have to receive the Louisiana Tax Credits.
          (j) The Borrower shall not, and shall cause the Producer to not, create or permit to exist any Lien over any right to receive the Louisiana Tax Credits except for the Permitted Liens.
          (k) The Borrower shall, and shall cause the Producer to, keep in safe custody full, complete and accurate books of account and records relating to the expenditure by it on the production, completion and delivery of the Film and shall make available to the Louisiana Tax Credit CPA and to the Lender all such books of account and records and all other information in its possession or control that may be reasonably necessary or of reasonable assistance to enable the Louisiana Tax Credit CPA and the Lender to verify the amount of the expenditures qualifying for the Louisiana Tax Credits and to verify the performance by the Producer of all its obligations relating to the Louisiana Tax Credits.
          (1) The Borrower hereby irrevocably assigns to the Lender and shall cause the Producer to irrevocably assign to the Lender all of the Borrower’s and the Producer’s respective right, title and interest in and to the Louisiana Tax Credits, all interest thereon, and all expenses incurred by the Lender to collect the foregoing.
          (m) The Borrower and the Producer may sell all or a portion of the Louisiana Tax Credits (other than the Louisiana/JP Rebate, which must be claimed by the Producer as provided in Section 10.18) to a third Person in one or more transactions provided that (i) the identity and creditworthiness of the buyer are reasonably acceptable to the Lender (the “Purchaser”) (the State of Louisiana is pre-approved); (ii) the terms of the purchase and sale agreement between the Producer and the Purchaser are acceptable to the Lender, which terms shall include the following: (A) if the Purchaser is not the Louisiana Department of Revenue, (1) the purchase price is greater than 85% of the amount of the applicable portion of the Louisiana Tax Credits then being sold; (2) the purchase price is payable in cash (in United States

Dollars) and is required to be remitted to the Collection Account as condition precedent to the transfer of the applicable portion of the Louisiana Tax Credits to the Purchaser; (3) the purchase price is payable before the Maturity Date; and (4) requires the Purchaser to enter into a notice of assignment with the Lender, in which the Purchaser covenants to the Lender to remit the purchase price proceeds to the Lender (in United States Dollars, and without offset, deduction or reduction) for deposit into the Collection Account; and (B) if the Purchaser is the State of Louisiana, (1) the purchase price is not less than 85% of the amount of the Louisiana Tax Credits (other than the Louisiana/JP Rebate, which must be claimed by the Producer as provided in Section 10.18) then being sold; and (2) the Producer shall transfer to the Governor’s Office all of such Louisiana Tax Credits then owned by the Producer in accordance with Louisiana Revised Statutes section 47:6007.C(4)(f) and direct that office and the Louisiana Department of Revenue to remit the proceeds of that transfer to the Lender, for deposit into the Collection Account. For the avoidance of doubt, Producer shall not sell the Louisiana/JP Rebate (or any portion thereof) to any Person and shall instead claim the Louisiana/JP Rebate as provided in Section 10.18).
          (n) If by August 21, 2010, the Borrower or the Producer have not sold all of the Louisiana Tax Credits (other than the Louisiana/JP Rebate, which must be claimed by the Debtor as provided in Section 10.18) in accordance with the terms of Subsection 6.13(m) hereof, then immediately thereafter the Borrower shall, and shall cause the Producer to, transfer to the Governor’s Office all of the Louisiana Tax Credits (other than the Louisiana/JP Rebate) then owned by the Producer in accordance with Louisiana Revised Statutes section 47:6007.C(4)(f) (or any amendment thereof) and direct that office and the Louisiana Department of Revenue to remit the proceeds of that transfer to the Lender, for deposit into the Collection Account.
          (o) If, notwithstanding the foregoing, the Borrower or the Producer receives the Louisiana Tax Credits or any portion thereof, or any proceeds from the sale or transfer thereof, the Borrower shall hold, and shall cause the Producer to hold, such sums in trust for the Lender and shall promptly remit all of such sums, without offset, counterclaim or other deduction, directly to the Lender, for deposit in the Collection Account.
          (p) The Borrower hereby constitutes, appoints and names the Lender and its officers, agents, and designees as its true and lawful attorney-in-fact, and the Borrower shall cause the Producer to constitute, appoint and name the Lender as the Producer’s true and lawful attorney-in-fact, in such Credit Party’s place and stead and with full power of substitution, either in the Lender’s (or its designee’s) own name or in the name of such Credit Party, to file, on behalf of such Credit Party, any documentation with the Office of Entertainment Industry Development in the Department of Economic Development for the State of Louisiana or such other office or department designated by the State of Louisiana or Jefferson Parish to handle the approval and all other aspects of the Louisiana Tax Credits that the Lender (or its designee) deems necessary in connection with applying for, and causing the payment to the Collection Account, of the Louisiana Tax Credits in the event that any Credit Party fails to timely submit, execute or deliver any documents, instruments or things required by the Louisiana Film Office, the Louisiana Department of Revenue, the Governor’s Office, FIRP, JPFO and/or the Louisiana Tax Credit Consultant, as applicable, in connection with the Louisiana Tax Credits. Without limitation of the Lender’s rights and remedies under this Agreement, including, without limitation, under Section 7.7 hereof, the Borrower hereby irrevocably makes, constitutes and appoints (and shall cause the Producer to irrevocably make, constitute and appoint) the Lender and its officers, agents, and designees as such Credit Party’s true and lawful attorney-in-fact with full power in the name of the Lender or such Credit Party to:

                    (i) execute, deliver, file and/or record any and all instruments, agreements or documents required by the Louisiana Film Office, the Louisiana Department of Revenue, the Governor’s Office, FIRP, JPFO and/or the Louisiana Tax Credit Consultant, as applicable, in connection with the Louisiana Tax Credits;
                    (ii) endorse any notes, checks, money orders, or other evidences of payment relating to the Louisiana Tax Credits, grants or other similar benefits relating to the Film that may come into possession of the Lender (or its designee);
                    (iii) enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of this Agreement which are required to be observed or performed by any Credit Party in connection with the Louisiana Tax Credits;
                    (iii) execute such other and further mortgages, pledges, and assignments of the Louisiana Tax Credits as the Lender (or its designee) may reasonably require solely for the purpose of protecting, maintaining, enforcing the Liens granted to the Lender therein by this Agreement or the other Loan Documents, and
                    (iv) do any and all other acts necessary or proper to carry out the intent of this Agreement and the other Loan Documents with respect to the Louisiana Tax Credits, including, without limitation, the processing, submission, and execution of any documents necessary to redeem or otherwise receive proceeds in respect of the Louisiana Tax Credits from the Louisiana Film Office, the Louisiana Department of Revenue, the Governor’s Office, FIRP, JPFO and/or any other agency in the State of Louisiana or Jefferson Parish;
provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender (or its designee) to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action with respect to the Louisiana Tax Credits or the money due or to become due with respect thereto, and no action taken or omitted to be taken by the Lender (or its designee) with respect thereto shall give rise to any defense, counterclaim or setoff in favor of any Credit Party or to any claim or action against the Lender (or its designee). Neither the Lender (or its designee) nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except those arising out of the willful misconduct, intentional tort or gross (but not mere) negligence of the Lender (or its designee) and/or its attorneys or Affiliates. Except for such willful misconduct, intentional tort or gross (but not mere) negligence, the Borrower ratifies and confirms (and shall cause the Producer to ratify and confirm) all acts taken by Lender (or its designee) as such attorney-in-fact or its substitutes by virtue of this power of attorney. The power of attorney set forth in this Section 6.13 is coupled with an interest and is irrevocable until all of the Obligations have been fully and indefeasibly paid and this Agreement has been terminated. The Lender (or its designee) shall provide the Borrower with a copy of each document executed by the Lender (or its designee) on the Borrower’s behalf pursuant to this power of attorney; provided, however, that Lender’s (or its designee’s) failure to provide such documents to the Borrower shall not be deemed a breach hereunder.
ARTICLE 7 -COLLATERAL
     7.1 Grant of Lien. As security for all of the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, Lien on, and right of set-off against, all of the Borrower’s assets, including without limitation, all of the Borrower’s right, title and interest in and to the following personal property, whether now owned or hereafter acquired or arising and regardless of where located and whether or not in possession of the Borrower (collectively referred to herein as the “Collateral”): all equipment, personal property (including things in action), copyrights, trademarks, patents, intellectual property, documents, goods, inventory, investment property, letter of credit rights, supporting obligations, accounts receivable, deposit accounts (including the Collection Account and the Production Bank Accounts), contract rights and general intangibles, chattel paper, negotiable instruments and other negotiable collateral and all other personal property of the Borrower wherever located, whether now existing or hereafter from time to time acquired or created (and, to the extent not yet in existence or acquired, hereby assigned and conveyed by way of present assignment of future interests) and all products and proceeds thereof, including, but not limited to:
          (a) The Film and the Literary Property;
          (b) The Physical Properties;
          (c) The Pre-Print Materials;
          (d) All rights of every kind or nature in and to any and all music and musical compositions created for, used in or to be used in connection with the Film including, without limitation, all copyrights therein and all rights to perform, copy, record, re-record, produce, publish, reproduce or synchronize any or all of said music and musical compositions as well as all other rights to exploit such music including record, soundtrack recording, and music publishing rights;
          (e) All collateral, allied, ancillary, subsidiary, publishing and merchandising rights and all properties and things of value, whether now in existence or hereafter made, acquired or produced of every kind and nature, without limitation, pertaining to or derived from, appurtenant to, or related to the Film or the Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, serial or series production rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by the Film, the Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature, including, without limitation, all novelization, publishing, merchandising rights and commercial tie-ups arising out of or connected with or inspired by the Film or the Literary Property, the title or titles of the Film, the characters appearing in the Film or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Film, all remakes or sequels thereof and/or said Literary Property;
          (f) To the extent necessary or desirable to complete the Film, all rights of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery and exploitation of the Film, including, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, personnel, animators, cameramen and other creative, artistic and technical staff and agreements for the use of studio space, Equipment, facilities, locations, animation services, special effects services and laboratory contracts;
          (g) All insurance and insurance policies heretofore or hereafter placed upon the Film or the insurable properties thereof and/or any Person engaged in the development, production, completion, delivery or exploitation of the Film and the proceeds thereof;
          (h) All copyrights, rights in copyrights, interests in copyrights and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained upon the Film or the Literary Property or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register a claim under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of the Borrower or in the name of the Lender for past, present and future infringements of copyright;
          (i) All rights, including rights in, to and under the Distribution Agreements and/or the Licensing Intermediary Agreements, to produce, acquire, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the Film, the Literary Property and any and all rights therein (including, without limitation, the rights referred to in Subsection 7.1(d) above) in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theaters, non-theatrically, on cassettes, cartridges and discs and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;
          (j) All rights of the Borrower of any kind or nature, direct or indirect, to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Film, or any rights in the Film, including, without limitation, pursuant to agreements between the Borrower and any Affiliate of the Borrower which relate to the ownership, production or financing of the Film;
          (k) All contract rights and general intangibles which may arise in connection with the creation, production, completion, delivery, financing, ownership, possession or exploitation of the Film or which grant to any Person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Film or any rights in the Film and all collateral, allied, ancillary, subsidiary and merchandising rights therein, and all properties and things of value pertaining thereto and all products and proceeds thereof whether now in existence or hereafter made, acquired or produced and the rights and property set forth herein, including, without limitation, all such rights pursuant to the Distribution Agreements, the Licensing Intermediary Agreements or other agreements between the Borrower and any Affiliate of the Borrower which relate to the ownership, production or financing of the Film;

          (l) All rent, revenues, income, compensation, products, increases, proceeds (including the proceeds of letters of credit) and profits or other property obtained or to be obtained from the production, release, sale, distribution, subdistribution, lease, sublease, marketing, licensing, sublicensing, exhibition, broadcast, transmission, reproduction, publication, ownership, exploitation or other uses or disposition of the Film and the Literary Property (or any rights therein or part thereof), in any and all media, without limitation, the properties thereof and of any collateral, allied, ancillary, merchandising and subsidiary rights therein and thereto, and amounts recovered as damages by reason of unfair competition, the infringement of copyright, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever, including, without limitation, all of the Borrower’s right, title and interest in and to all sums paid or payable to the Borrower now due or which hereinafter may become due to the Borrower by any state, federal, provincial, or other governmental body or authority directly or indirectly as a tax credit, tax refund, tax subsidy, production credit or similar government benefit, or by any tax shelter, or pursuant to any sale and leaseback transaction, any co-production structure, or any similar transaction, and any and all allied, ancillary and subsidiary rights therein;
          (m) Any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to the Film and any element thereof;
          (n) All accounts, accounts receivable, all contract rights, letter of credit rights and all general intangibles (as such terms are defined in the UCC) in connection with or relating to the Film or the Literary Property, including, without limitation, all accounts receivable, all contract rights and general intangibles constituting rights to receive the payment of money, or other valuable consideration, all receivables and all other rights to receive the payment of money, including, without limitation, under present or future contracts or agreements (whether or not earned by performance), from the sale, distribution, exhibition, disposition, leasing, subleasing, licensing, sublicensing and other exploitation of the Film or the Literary Property or any part thereof or any rights therein or related thereto in any medium, whether now known or hereafter developed, by any means, method, process or device in any market;
          (o) All of the Borrower’s right, title and interest in, to and under the Distribution Agreements, the Sales Agency Agreement, the Licensing Intermediary Agreements, the agreements between the Borrower and any Affiliate(s) of the Borrower which relate to the Film and all other agreements relating to the Film under which the Borrower has any rights, including without limitation, the Borrower’s rights to receive payments thereunder, and all other rights to receive film rentals, license fees, distribution fees, producer’s shares, royalties and other amounts of every description including, without limitation, from: (i) theatrical exhibitors, non-theatrical exhibitors, television networks and stations and airlines, cable television systems, pay television operators, whether on a subscription, per program charge basis or otherwise, and other exhibitors; (ii) distributors, subdistributors, lessees, sublessees, licensees and sublicensees (including any subsidiary of the Borrower); and (iii) any other Person that distributes, exhibits or exploits the Film or the Literary Property or elements or components of the Film or the Literary Property or rights relating thereto;

          (p) All Equipment and all rents, proceeds and products of the Equipment, including, without limitation, the rights to insurance covering the Equipment;
          (q) All title or titles of the Film and all of the Borrower’s rights to the exclusive use thereof including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity;
          (r) All of the following personal property, whether now owned or hereafter acquired: (i) the title or titles of the Film and all of the Borrower’s rights to the exclusive use thereof including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity or industry practice, and (ii) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights relating to the Film, and the right (but not the obligation) to register claims under trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the name of the Borrower or in the name of the Lender for past, present or future infringement of trademark or patent;
          (s) All cash and cash equivalents of the Borrower and all drafts, checks, certificates of deposit, notes, bills of exchange and other writings or negotiable instruments which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or necessary assignment whether now owned or hereafter acquired;
          (t) All of the Borrower’s rights to any film production tax credits (including the Louisiana Tax Credits), grants, or other similar benefits relating to the Film;
          (u) The Collection Account, the Production Bank Accounts and all other deposit accounts relating to the Film, including all funds in or to be credited to any such account;
          (v) Any other property of any kind of the Borrower in the possession or under the control of the Lender or a bailee of the Lender or any of its respective Affiliates; and
          (w) All accessions to, substitution for, and replacements, proceeds, and proceeds of proceeds of any of the foregoing, including, without limitation, proceeds of any insurance policies, claims against third Persons, with respect to the foregoing.
     7.2 Perfection and Protection of the Lender’s Lien. The Borrower shall at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Lender’s Lien in the Collateral, including, without limitation: (a) executing, filing, recording, and refiling such financing statements, continuation statements, amendments, copyright mortgages, form CO’s, and copyright assignments, and (b) taking such other steps as the Lender may deem necessary or appropriate and wherever required or permitted by law in order to perfect or preserve the Lender’s first priority Lien in the Collateral. The Borrower shall do such further acts and things and execute and deliver to the Lender such additional conveyances, assignments, agreements, and instruments as the Lender may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm to the Lender its rights, powers, and remedies hereunder. The Borrower appoints the Lender as the Borrower’s attorney-in-fact, to: (a) file or record financing statements and amendments thereto (including filing such statements and amendments by electronic means with or without a signature as authorized or required by applicable law or filing procedures), form CO’s, copyright mortgages, copyright assignments, and any other documents in all appropriate governmental offices, including the United States Registrar of Copyrights, accompanied by the required filing fees, relative to all or any part of the Collateral; (b) take all other steps necessary or desirable in the Lender’s judgment to perfect, protect, enforce, preserve, or continue the first priority Lien in the Collateral granted herein to the Lender without the signature of the Borrower where permitted by law; and (c) do such further acts and things and execute such additional conveyances, assignments, agreements, and instruments as the Lender may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm to the Lender its rights, powers, and remedies hereunder. The Lender shall provide the Borrower with a copy of each document executed by the Lender pursuant to the power of attorney set forth in this Section; provided, however, that the Lender’s failure to provide any such document to the Borrower shall not be deemed a breach hereunder.
     7.3 Assignment of Rights Only. The Lender shall have under this Agreement and the other Loan Documents an assignment of and Lien on only the benefits of and rights under the Completion Agreement, the Sales Agency Agreement, the Distribution Agreements, the Licensing Intermediary Agreements and the other Collateral, and shall not assume any obligations or duties thereunder. All such obligations and duties of the Borrower under the Completion Agreement, the Sales Agency Agreement, the Distribution Agreements, the Licensing Intermediary Agreements and the other Collateral, shall be and remain enforceable only against the Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under the Completion Agreement, the Sales Agency Agreement, the Distribution Agreements, the Licensing Intermediary Agreements and the other agreements included in the Collateral, and the Lender’s exercise of any of its rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower’s duties or obligations under the Completion Agreement, the Sales Agency Agreement, the Licensing Intermediary Agreements, the Distribution Agreements or any other agreement included in the Collateral or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.
     7.4 Jurisdiction of Organization; Chief Office; Production Activities; and Physical Properties. The Borrower represents and warrants to the Lender that the Borrower’s chief executive office, its books and records, and the Physical Properties are located at the address for the Borrower specified in Section 13.8 hereof and at Laboratories in accordance with Section 7.11 hereof, and the jurisdiction of organization of the Borrower is Delaware. The Borrower covenants and agrees that if: (a) the jurisdiction of its organization, or the title or titles of the Film or the name, or any trade name of the Borrower is to be changed or modified in any manner, (b) the Borrower proposes to acquire or use a new trade name, (c) the chief executive office of the Borrower is to be relocated to a place other than its present address as stated in Section 13.8 hereof, or (d) there is proposed to be a change in location or name of any Laboratory, special effects studio, sound studio, other processing or storage entity or any sound studio, other processing or storage entity or any bailee which holds, or which is expected to process, any original negative, sound, optical or other special effects material including, without limitation, the final, complete composite master negative of the Film, then the Borrower shall so notify the Lender in writing and, prior to making any such change or modification, shall execute and deliver to the Lender such further documents and do such other acts and things as the Lender may request in order to carry out the purposes of this Agreement including, without limitation, the execution and delivery of financing statements, amendments, copyright assignments and mortgages, and Laboratory Control Agreements, necessary or desirable to continue and/or perfect the Lender’s Lien in the Collateral.
     7.5 Title to and Liens on Collateral.
          (a) The Borrower represents and warrants to the Lender that the Borrower shall perform all acts required of the Borrower so that: (i) all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens, except for Permitted Liens, (ii) the Lender’s Lien in the Collateral will not be subject to any prior Lien, and (iii) the Borrower will not (and shall cause the Producer to not) sell, offer to sell, hypothecate or otherwise dispose of any Collateral, or any part thereof or interest therein, at any time, except for Permitted Liens or with the prior written consent of the Lender.
          (b) The Borrower will appear in, contest and defend (and shall cause the Producer to appear in, contest and defend) against any action or proceeding purporting to affect title to or any other interest in any portion of the Collateral, or the rights or powers of the Lender, their respective successors or assigns, or the right or interest of the Lender, legal or beneficial, in any portion of the Collateral; and will pay all reasonable costs and expenses, including costs of evidence of title and attorneys’ fees, in any such action or proceeding in which the Lender may appear.
     7.6 Access and Examination. The Lender shall have the right at all reasonable times and upon two (2) Business Days’ prior notice to the Borrower (and at any time when a Default or Event of Default exists) to examine, audit, make extracts from or copies of and inspect any and all of the Borrower’s books, records, files and the Collateral and discuss the Borrower’s affairs with the Borrower’s officers and management. The Borrower further agrees that the Lender shall have access, at all times, to any and all of the Borrower’s computer hardware or software, whether maintained by the Borrower, or third Persons on the Borrower’s behalf, which pertains to or reflect, such records. At such time or times as the Lender may request, the Borrower will, at its cost and expense, prepare a list or lists in such form as shall be satisfactory to the Lender, certified by an Authorized Officer of the Borrower, describing in such detail as the Lender shall require, the Collateral, and specifying the location of such Collateral and the Borrower’s records pertaining thereto and permit the Lender to inspect such Collateral or any part thereof at such place as the Collateral may be held or located or at such other reasonable place.
     7.7 Attorney-in-Fact. From and after the occurrence and during the continuation of an Event of Default hereunder, the Borrower hereby constitutes and appoints the Lender as its true and lawful attorney-in-fact, in its place and stead and with full power of substitution, either in the Lender’s own name or in the name of the Borrower to do the following:
          (a) Endorse any notes, checks, drafts, money orders, or other evidences of payment payable to the Borrower relating to the Collateral that may come into the possession of the Lender and obtain, take possession of, substitute the Lender or any designee of the Lender for the Borrower as the owner of, or signatory on, and otherwise apply in any manner, all deposit accounts, cash or cash equivalents, instruments and general intangibles of, relating to or derived from the Film or any other Collateral, and all proceeds thereof including, but not limited to, interest, chattel paper, notes, certificates, writings, distributions, dividends, profits, rights, benefits, premiums and other payments and rights to payment, held by any Person for or in the name of the Borrower;
          (b) Enforce all of the Borrower’s rights under and pursuant to all agreements with respect to the Collateral, including, without limitation, the Sales Agency Agreement, the Licensing Intermediary Agreements and the Distribution Agreements, all for the sole benefit of Lender, and to enter into such other agreements as may be necessary to complete the production, distribution, and exploitation of the Film;
          (c) Enter into and perform such agreements as may be necessary in order to carry out the terms, covenants, and conditions of this Agreement, the Sales Agency Agreement, the Licensing Intermediary Agreements, the Distribution Agreements and the other Loan Documents that are required to be observed or performed by the Borrower;
          (d) Execute such other and further mortgages, pledges, and assignments of the Collateral as the Lender may reasonably require solely for the purpose of protecting, maintaining, or enforcing the Lien granted to the Lender by this Agreement and the other Loan Documents;
          (e) Subject to the rights of the Completion Guarantor under the Completion Agreement and Completion Guaranty, take over and complete production of the Film (including, but not limited to completing post-production and editing and locking the Film);
          (f) Lease, license, sell or otherwise dispose of the Film and/or such distribution rights in and to the Film and such rights therein as have not been disposed of by or on behalf of the Borrower (or to engage others to do so with the costs and expenses thereof to be recoupable by the Lender as provided herein);
          (g) Renegotiate the Sales Agency Agreement, the Licensing Intermediary Agreements, the Distribution Agreements, the other Loan Documents and/or such other agreements as the Lender has a Lien in pursuant to the terms hereof and the other Loan Documents as the Lender in its sole and exclusive discretion deems proper;
          (h) Require, demand, collect, receive, settle, adjust, compromise and to give acquittances and receipts for the payment of any and all money payable pursuant to the Distribution Agreements or such other agreements included in the Collateral and such licenses and agreements as the Lender may enter into as aforesaid, subject (with respect to the application of such monies) to the terms of Section 5.1 and Article 6 of the Sales Agent Interparty Agreement;
          (i) File any claims and/or proofs of claim, to commence, maintain or discontinue any actions, suits or other proceedings deemed by the Lender advisable for the purpose of collecting or enforcing payment of any such money;
          (j) Execute, deliver, file and/or record any and all such instruments, agreements or documents, and do all things as may be necessary or desirable to carry out the purposes of this Agreement;
          (k) Apply any Collateral Proceeds or any receipts so derived from the Lender’s exercise of this power-of-attorney to the Obligations as herein provided, subject to the terms of Section 5.1 and Article 6 of the Sales Agent Interparty Agreement;
          (l) Subject to the terms of the Sales Agent Interparty Agreement, terminate the rights of the Sales Agent under the Sales Agency Agreement with respect to the Film and/or replace Sales Agent with a Person selected by the Lender;
          (m) Settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto and to sell, assign, pledge, transfer and make any agreement respecting, or otherwise deal with, the same;
          (n) Effect Delivery to the Borrower, the Lender and/or the Distributors;
          (o) Endorse any notes, checks, money orders, or other evidences of payment relating to any film production tax credits (including the Louisiana Tax Credits), grants or other similar benefits relating to the Film that may come into possession of the Lender; process, submit, and execute any documents necessary to redeem or otherwise receive proceeds in respect thereof; and execute such other and further mortgages, pledges, assignments in respect thereof as the Lender may reasonably require solely for the purpose of protecting, maintaining and enforcing the security interest granted to the Lender under this Agreement or the other Loan Documents; and
          (p) Do any and all other acts necessary and proper to carry out the intent of this Agreement;
provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action with respect to any of the Collateral or the money due or to become due thereunder or the property covered thereby, and no action taken or omitted to be taken by the Lender with respect to any of the Collateral shall give rise to any defense, counterclaim or setoff in favor of the Borrower or to any claim or action against the Lender. Neither the Lender nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except those arising out of the willful misconduct, intentional tort or gross (but not mere) negligence of the Lender and/or its attorneys or Affiliates. Except for such willful misconduct, intentional tort or gross (but not mere) negligence, the Borrower ratifies and confirms all acts taken by the Lender as such attorney-in-fact or its substitutes by virtue of this power of attorney. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied. The Lender shall provide the Borrower with a copy of each document executed by the Lender pursuant to the power of attorney set forth in this Section; provided, however, that the Lender’s failure to provide any such document to the Borrower shall not be deemed a breach hereunder.
     7.8 The Lender’s Rights, Duties and Liabilities. Except for consequences arising out of the willful misconduct, intentional acts or gross (but not mere) negligence by the Lender, the Lender and/or its attorneys or Affiliates, the Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral and neither the Lender, nor any of its officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower’s sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Lender’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral, except as a consequence of the willful misconduct, intentional acts or gross (but not mere) negligence by the Lender and/or its attorneys or Affiliates, release the Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.
     7.9 Authority to Collect.
          (a) The Borrower shall take (and shall direct the Producer, the Sales Agent, each Licensing Intermediary and other applicable Persons to take) all steps necessary to cause all Collateral Proceeds, including all Minimum Guarantees payable under the Distribution Agreements, to be paid (as directed by the Lender) directly by each Distributor or other obligor thereof, as appropriate, to the Collection Account or to an account referenced in a Licensing Intermediary Security Agreement or to the Lender for deposit into the appropriate aforementioned account, to be applied by the Lender to the repayment of the Obligations. All collections received in the Collection Account or to an account referenced in a Licensing Intermediary Security Agreement or directly by any Credit Party or its Affiliates or the Lender, and all funds in any other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender’s sole control.
          (b) If, notwithstanding the Borrower’s direction to pay all Collateral Proceeds directly to, as appropriate, the Collection Account, or to an account referenced in a Licensing Intermediary Security Agreement or to the Lender, any Collateral Proceeds, including sums paid by the Distributors under the Distribution Agreements, are paid to any Credit Party or its Affiliates, the Sales Agent, a Licensing Intermediary or any other Person, then the Borrower shall (and shall direct the Producer, the Sales Agent, each Licensing Intermediary and other applicable Persons) to: (i) segregate and hold in trust all of such receipts that it receives; and (ii) remit such receipts in the form received directly, as appropriate, to the Collection Account, or to an account referenced in a Licensing Intermediary Security Agreement or to the Lender for deposit to the Collection Account, not later than the Business Day following the day of its receipt thereof. The Borrower shall not (and shall not permit the Producer to) commingle any of the Collateral Proceeds with its funds or the funds of any other Person.
     7.10 Copyrights. As soon as the Film can be copyrighted, the Borrower shall take any and all actions necessary to copyright the Film and to register such copyright in the name of a Credit Party for the United States in conformity with the laws of the United States, and contemporaneously therewith shall execute and record a copyright mortgage and assignment (or an amendment to the Copyright Mortgage and Assignment) and power of attorney in favor of the Lender, granting to the Lender a Lien thereon for the purpose of securing the Obligations, and immediately deliver to the Lender written evidence of any and all such copyright registrations and mortgages.
     7.11 Control of Pre-Print Materials. The Borrower shall only deliver (and shall cause the Producer to only deliver) to a Laboratory all of the original Pre-Print Materials and shall deliver to the Lender a fully executed Laboratory Control Agreement for each Laboratory prior to any such delivery. The Borrower shall not deliver or deposit (and shall cause the Producer to not deliver or deposit) any of the Pre-Print Materials in any film or sound laboratory without first obtaining and delivering to the Lender a fully executed Laboratory Control Agreement. No print, preprint, sound or other Pre-Print Materials shall be deposited at any Laboratory or maintained at any place without the prior written consent of the Lender and compliance with the requirements of this Section 7.11.
ARTICLE 8 -BOOKS, RECORDS; FINANCIAL REPORTING; AND NOTICES
     8.1 Books and Records.
          (a) The Borrower shall maintain a system of accounting established and administered in accordance with GAAP as applied in the motion picture industry in Los Angeles, California, to the production of first-class theatrical motion pictures and keep adequate records and books of account in which complete entries in accordance with such accounting principles will be made.

          (b) The Borrower shall maintain, at all times, correct and complete books and records with respect to the Collateral which are as complete and comprehensive as those customarily maintained by others engaged in the production of first class theatrical motion pictures, including all books, records, contracts, production notes and all other information and data of every kind relating to the Film, the Collateral, and the production, distribution, or exploitation thereof.
     8.2 Financial Information. The Borrower covenants and agrees that, until such time as the Obligations have been fully and indefeasibly repaid and this Agreement has been terminated, the Borrower shall, permit representatives of the Lender to have access to and to examine its Physical Properties, books and records during business hours and with reasonable notice to the Borrower; and furnish to the Lender, at the Borrower’s expense, such other information relating to the affairs of the Borrower as the Lender reasonably may request from time to time. Without limiting the generality of the foregoing, the Borrower shall, at any time when any Obligations remain unpaid or not performed hereunder, if requested by the Lender, supply the Lender promptly with, or cause the Lender to be promptly supplied with, the following:
          (a) A copy of the Budget showing the then cost to complete each line item;
          (b) A production report for the Film;
          (c) Copies of all periodic statements of the costs of production of the Film in the same form as supplied to the Completion Guarantor;
          (d) As soon as available, but in any event within thirty (30) days after the Film has been completed, a copy of a statement of the final cost of production of the Film (detailed in accordance with the categories in the Budget);
          (e) Copies of all invoices for payments due under all Distribution Agreements sent to Distributors by the Borrower, a Licensing Intermediary or the Sales Agent since the date such invoices were last delivered to the Lender;
          (f) Statements of all completed sales for the Film; and
          (g) Copies of all invoices and other correspondence between the Borrower, a Licensing Intermediary or the Sales Agent and any Distributors concerning or mentioning the payment of the Minimum Guarantee or other sums (as applicable) due thereunder.
     8.3 Notice of Certain Events. The Borrower shall promptly notify the Lender in writing of the following matters: (a) any Event of Default or Default; (b) any default under the Sales Agency Agreement, the Licensing Intermediary Agreements, any Distribution Agreement, the Completion Agreement, and any other Loan Document or agreement material to the business, financial condition or results of operations of any Credit Party to which any Credit Party is a party or by which any Credit Party or any of their respective properties may be bound;

(c) immediately after becoming aware thereof, any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a governmental authority, which action, suit, proceeding, counterclaim or investigation seeks damages in excess of $25,000 (which amount shall not be fully covered by insurance), or which may otherwise materially and adversely affect the Collateral, the repayment of the Obligations, the Lender’s rights under the Loan Documents, or any Credit Party’s property, business, operations, or condition (financial or otherwise); and (d) immediately after becoming aware thereof, any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Credit Party in a manner which could reasonably be expected to have a material adverse effect on the Film.
ARTICLE 9 -GENERAL REPRESENTATIONS AND WARRANTIES
     The Borrower warrants and represents to the Lender and (except with respect to any representation or warranty which is stated to be made as of a specific date which shall be deemed repeated as of such date), the Borrower shall be deemed to have repeated each such representation and warranty on each date that any of the Obligations remains outstanding, as follows.
     9.1 Authorization, Validity, and Enforceability.
          (a) The Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Lender Liens upon and in the Collateral. The Borrower has taken all necessary action (including without limitation, obtaining approval of its member if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is required in connection with the Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents, except for those already duly obtained.
          (b) This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms without defense, setoff or counterclaim, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity.
          (c) The Borrower’s execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower by reason of the terms of: (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (ii) any judgment, law, statute, rule or governmental regulation applicable to the Borrower, or (iii) the articles of organization or the operating agreement of the Borrower.
     9.2 Validity and Priority of Liens. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lender and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, securing all the Obligations, and enforceable against the Borrower and all third Persons.
     9.3 Organization and Qualification. The Borrower: (a) is duly formed and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business in the State of California, (c) is qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on the Borrower’s property, business, operations, prospects or condition (financial or otherwise); and (d) has all requisite power and authority to conduct its business and to own its property.
     9.4 Financial Statements. All financial statements, projections, estimates, information, Sales Estimates, and other data furnished by the Borrower to the Lender in connection with the Borrower’s application for credit hereunder, if any, are, in all material respects, accurate and correct, and the financial statements have been prepared in accordance with GAAP, and accurately represent the financial condition of the Person to whom such statements relate as of the date thereof.
     9.5 Solvency. The Borrower is solvent prior to and after giving effect to the Loans on the Closing Date and shall remain solvent during the term hereof.
     9.6 Rights in the Film and Collateral.
          (a) On and after the Closing Date, the Credit Parties own all rights in the Film and in the other Collateral necessary to enable the Credit Parties to fully perform all of their respective obligations, representations, warranties and agreements under this Agreement and the other Loan Documents.
          (b) The Credit Parties have acquired, now own and will own during production of the Film and continuing through satisfaction of all Obligations, subject only to those rights granted pursuant to the Sales Agency Agreement, the Licensing Intermediary Agreements and the Distribution Agreements: (i) all right, title and interest, including copyrights in and to the Literary Property and the Film; (ii) all right, title and interest necessary to make, distribute, exhibit and otherwise exploit the Film worldwide, including, without limitation, all rights in the literary, musical or other property or ideas (including the Literary Property) used therein, (iii) the right to exhibit the Film in theaters, on television, by means of video cassettes and videodisks or in any other media or manner, by any means now known or unknown, and (iv) the sole right to exploit all ancillary rights in and to the Film, including, without limitation, all rights granted pursuant to the Sales Agency Agreement, the Licensing Intermediary Agreements, the Distribution Agreements, subject to the Chain-of-Title Documents and payment of necessary performing rights fees in respect of the music in the Film.
          (c) All material or matter used in or in connection with the Film, including dialogue, characters, titles, episodes and events, shall be original and owned by or licensed to the Credit Parties, or in the public domain, and will not infringe any copyrights, statutory or common law, or constitute a libel, slander or invasion of privacy of any Person, or otherwise infringe on or violate the rights or any other Person whomsoever, in any fashion whatsoever.
          (d) The Borrower will not (and will not authorize the Producer or any other Person to) enter into an agreement relating to music rights in connection with the Film unless such agreement grants all rights with respect thereto for such media and/or duration as such rights are required under (as applicable) the Licensing Intermediary Agreements and the Distribution Agreements. The Borrower shall deliver (or cause to be delivered) all such agreements to the Lender for its review (but not approval) upon the Lender’s request.
     9.7 Required Payments. All rents, royalties and other amounts due and payable by any Credit Party under contracts, leases, license agreements and other instruments relating to the Collateral, including without limitation, contracts, leases or agreements relating to the Literary Property, the services of all Persons rendering services in connection with the Film, and the furnishing of goods, processing, equipment and materials used in connection with the Film have been paid if due, or will be paid when due, if by reason of nonpayment thereof the value of any part of the Collateral or the Lien of the Lender therein may be impaired, and no Credit Party is in default under any such contract, lease, license agreement or other instrument so that such impairment has now occurred.
     9.8 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or before any court or governmental agency, arbitrator or instrumentality, domestic or foreign, relating to the Screenplay, the Film, the Distribution Agreements, the Licensing Intermediary Agreements, the Sales Agency Agreement or any other Loan Documents or rights therein or thereto or otherwise, which if determined adversely to any Credit Party would have a material adverse effect on the Collateral or the financial condition, other properties or operations of any Credit Party, or which would materially adversely affect the rights and Liens of the Lender granted to the Lender hereunder and under the other Loan Documents.
     9.9 No Defaults. No Credit Party is in default under (as applicable) the Current Distribution Agreements, the Licensing Intermediary Agreements, the Completion Agreement, the Sales Agency Agreement, or any of the other Loan Documents, in each case to which it is a party.
     9.10 ERISA. No Credit Party nor any member of a controlled group of corporations (as defined in Section 1563 of the Code), nor any trade or businesses which are under common control with any Credit Party (as provided in Section 414(c) of the Code) nor any member of any affiliated service group of any Credit Party (as provided in Section 414(m) of the Code) now has, nor will they have prior to repayment in full of the Obligations, any plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, or any such plan to which any Credit Party, any member of a “controlled group” or affiliated service group, or any trade or business under common control with any Credit Party (as aforesaid) is required to contribute on behalf of its employees.

     9.11 Taxes. Each Credit Party has filed all tax returns and other reports which it was required by law to file on or prior to the date hereof and has paid all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its property, income, or franchise, that are due and payable (except to the extent that (a) any such taxes, assessments, fees, and other governmental charges, and penalties and interest are diligently contested in good faith by appropriate proceedings and proper reserves are established on the books of such Credit Party as provided in GAAP, and (b) a stay of enforcement of any Liens arising from the nonpayment thereof when due is in effect).
     9.12 Margin Stock; Investment Company; and Public Utility Holding Company. The Borrower shall use the proceeds of the Loan to pay the direct production costs of the Film, and the other fees, costs and sums expressly identified herein, and for no other purpose. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not an “investment company” nor an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. §§80(a)(l), et seq.). The Borrower is not a “holding company” or a “subsidiary company” of a “holding company” or an affiliate of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     9.13 No Material Adverse Change. No material adverse change has occurred in the property, business operations, or conditions of any Credit Party since the Closing Date.
     9.14 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of any Credit Party contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.
     9.15 Material Agreements. The Borrower has furnished to the Lender copies of all material agreements, indentures, and other instruments relating to the Film, or pursuant to which any Credit Party has incurred or may be obligated, whether directly or indirectly, for borrowed money.
     9.16 Survival of Warranties. All covenants, agreements, representations and warranties made under this Agreement or in any of the other Loan Documents shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, and the execution and delivery of the Note and shall continue in full force and effect until the full and final payment and performance of all the Obligations.
     9.17 OFAC Countries. The Borrower shall not (and shall not authorize the Producer, the Sales Agent, any Licensing Intermediary or any other Person to) enter into a Distribution Agreement or any other agreement with respect to the Film or any right therein for any

Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory.
     9.18 Completion Guarantor Payments. No Credit Party nor any of their Affiliates have entered into an agreement or understanding pursuant to which the Completion Guarantor will pay to any Credit Party or to any of their Affiliates any rebates, commissions, or any other payment, regardless of what that payment is called or styled, in connection with or in any way related to the Film other than as specified in the Completion Agreement.
     9.19 Louisiana Tax Credits. The Borrower (or the Producer) has provided the Lender, prior to the Closing Date, with a copy of each application, filing and other document relating to the Louisiana Tax Credits which has been prepared by or on behalf of (or entered into by) any Credit Party as of the Closing Date.
     9.20 Form CO. As soon as the Film is completed, the Borrower shall promptly record (or cause to be recorded) in the name of a Credit Party a copy of the Film with the United States Copyright Office and shall promptly provide the Lender with a copy of such submission (including the filing evidence therefor).
ARTICLE 10 -AFFIRMATIVE AND NEGATIVE COVENANTS
     The Borrower covenants to the Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect, as follows.
     10.1 Taxes and Other Liabilities. The Borrower shall pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or upon its income or profits or upon any of its properties, and all its other liabilities at any time existing, except to the extent and so long as: (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and (b) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto; and further to pay all governmental charges or taxes (except income, franchise or other similar taxes on the Lender) at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the other Loan Documents by reason of any existing or hereafter enacted federal or state statute.
     10.2 Keeping of Books and Accounts. The Borrower shall keep complete, proper and separate accounts, books of record and account, including a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of its business, all in accordance with GAAP, in each case to the extent necessary or enable it to comply with the periodic reporting requirements of this Agreement.
     10.3 Legal Rights and Facilities. The Borrower shall maintain and preserve its legal existence and all rights, privileges, franchises and other authority necessary for the conduct of its business.

     10.4 Compliance. The Borrower shall comply with all laws, rules and regulations relating to, and shall pay prior to delinquency all license fees, registration fees, taxes, guild or union pension, health and welfare payments, supplemental market, reuse and other required payments and assessments, and all other charges, including without limitation non-governmental levies or assessments, which may be levied upon or assessed against, or which may become a Lien on, the ownership, operation, possession, maintenance, exploitation, exhibition or use of, the Collateral, or which create or may create a Lien upon the Collateral, or any part thereof. The Borrower shall (and shall obligate each other applicable Person to) pay prior to delinquency all required guild or union residual payments which arise and are owing by the Borrower (or applicable Person) at any time.
     10.5 Maintenance. The Borrower shall maintain (and shall cause the Producer to maintain) the Collateral and any other material properties, Equipment and facilities in good order and repair; conduct its business in an orderly manner without interruption; and refrain from any material change in the nature of its business.
     10.6 Insurance.
          (a) At all times, at its sole cost and expense, the Borrower shall maintain (and shall cause the Producer to maintain) insurance against loss or damage to the Collateral with responsible and reputable insurance companies or associations approved by the Lender in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar property in the same general area as the area in which such property is located including, essential element insurance for the Essential Element, general liability insurance for all sets and filming with respect to the Film, worker’s compensation insurance and property insurance covering the sets and equipment and a “production package” designed to cover extra expenses incurred as a result of loss to the cast, the film or equipment and third party property damage all to the extent, and in amounts, consistent with customary industry standards.
          (b) Without limiting the generality of the foregoing, the Borrower shall (and shall cause the Producer to): (i) maintain errors and omissions insurance, covering, among other things, the legal liability and defense of each Credit Party against lawsuits alleging the unauthorized use of title, format, ideas, characters, plots, plagiarism, copyright infringement and unfair competition, and (ii) protect against alleged libel, slander, defamation of character and invasion of privacy. The errors and omissions policy shall be in a minimum amount of $3,000,000 per occurrence and $5,000,000 in the aggregate, with a deductible of not more than $25,000, and a period of coverage of not less than three (3) years from the date of the Initial Advance (plus such longer periods as such coverage is required to be in effect pursuant to any Distribution Agreement); and (ii) comprehensive general liability insurance covering it against, among other things, all claims for bodily injury, personal injury or property damage which may arise in connection with the Film, including, without limitation, coverage for all owned, non-owned and hired vehicles (both on and off camera) with a minimum liability limits of $1,000,000.

          (c) All such insurance policies covering the Collateral shall name the Borrower and Producer as named insureds and shall name the Lender as additional insured and loss payee (except for errors and omissions insurance, worker’s compensation insurance and other third party liability insurance) without the Lender being liable for premiums or other costs or expenses. Each such policy shall bear a standard first mortgagee endorsement in favor of the Lender and shall provide for all losses to be paid to any Credit Party, and for losses to be adjusted with the insurer by the Credit Parties; provided that, if the insurer shall have received written notice from the Lender that an Event of Default has occurred and is continuing unremedied, any such payment for loss or destruction of or damage to the Collateral shall be paid directly to the Lender and any such adjustments shall be made solely by the Lender. All such insurance payments received by the Lender while an Event of Default shall have occurred and be continuing unremedied shall be held or applied by the Lender as provided in Section 10.6(h).
          (d) At least thirty (30) days prior to the expiration of each such policy, the Borrower shall furnish the Lender with evidence satisfactory to the Lender of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Agreement. All such policies or certificates shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days’ prior written notice by such insurer to the Lender. If the Borrower fails to provide, maintain, keep in force or deliver and furnish to the Lender the policies of insurance required by this Section 10.6, then the Lender may, but shall not be obligated to, procure such insurance or single interest insurance for such risks covering the Lender’s interest, and the Borrower will pay all premiums thereon promptly upon demand by the Lender, together with interest thereon at the rate then applicable to LIBOR Loans hereunder from the date of expenditure by the Lender until reimbursement by the Borrower.
          (e) All policies of insurance required to be furnished pursuant to this Section 10.6 (except for errors and omissions insurance, worker’s compensation insurance and other third party liability insurance) shall have attached thereto a lender’s loss payable endorsement or its equivalent, or a loss payable clause acceptable to the Lender.
          (f) The Borrower shall (and shall cause the Producer to) observe and comply with the requirements of all policies of insurance required to be maintained hereunder and shall so perform and satisfy the requirements thereof so that the insurance policies are at all times in full force and effect.
          (g) Upon request by the Lender, the Borrower shall furnish the Lender a certificate of an Authorized Officer of the Borrower containing a detailed list of the insurance policies of the Borrower required by or referred to in this Section 10.6 then outstanding and in force.
          (h) All insurance money received by the Lender shall be held by the Lender to secure the performance by the Credit Parties of the Obligations and shall be applied against and reduce the Obligations, except as otherwise provided in the Sales Agent Interparty Agreement.

               (i) Notwithstanding any provisions of this Agreement, the Completion Guaranty, the Distribution Agreements, or the Sales Agency Agreement to the contrary, if any claim should arise under any of the policies of insurance to be provided under said agreements, with respect to which the insurer is to make a payment to any Credit Party (as distinguished from a payment to a third Person) such payment shall be disbursed in accordance with the Sales Agent Interparty Agreement.
     10.7 Related Agreements. The Borrower shall perform and observe, and cause the Producer, the Sales Agent and each Licensing Intermediary to perform and observe, all material agreements, covenants, representations and warranties of such Person under the Distribution Agreements, the Completion Agreement, the Sales Agency Agreement, the Licensing Intermediary Agreements and any other document or agreement entered into in connection with or related to the production, completion, Delivery, or exploitation of the Film (including, without limitation, any document or agreement entered into in connection with or related to the Literary Property or the Louisiana Tax Credits).
     10.8 Approvals. The Borrower shall obtain (and shall cause the Producer to obtain), from time to time, all approvals, permits and consents necessary to allow each Credit Party to remit payments to the Collection Account in Dollars from any and all appropriate governmental authorities having jurisdiction thereof.
     10.9 Indebtedness. The Borrower shall not incur any indebtedness, other than pursuant to this Agreement or in the ordinary course of producing the Film (e.g., credit arrangements for equipment), unless such indebtedness is unsecured or subordinate in payment to the Obligations, and the Borrower shall furnish to the Lender copies of all permitted debt instruments or other evidence of indebtedness incurred by the Borrower.
     10.10 Dissolution and Sale of Assets. The Borrower shall not wind up, liquidate or dissolve its affairs, or sell, lease, license, transfer, or otherwise dispose of or grant an interest in all or a substantial part of the Collateral or its other properties and assets or change its legal or trade name.
     10.11 Use of Proceeds. The Borrower shall not use (and shall not permit the Producer to use) the proceeds of any Loan made by the Lender hereunder for any purpose or thing other than the items set forth in Section 2.2(f) hereof.
     10.12 Transactions with Affiliates. The Borrower shall not, except as previously approved in writing by the Lender, effect any transaction with any of its Affiliates on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a non-Affiliate.
     10.13 Consolidation or Merger. The Borrower shall not consolidate with or merge into any other Person.
     10.14 Liens. (a) The Borrower shall not (and shall cause the Producer to not) directly or indirectly create, incur or suffer to exist, and shall promptly discharge or cause to be discharged,

any Lien on or with respect to the Collateral, other than Permitted Liens, and (b) the Borrower shall (and shall cause the Producer to) defend the Collateral against any and all Liens howsoever arising, other than Permitted Liens, and in any event defend against any attempted foreclosure in respect of the Collateral (other than a foreclosure under this Agreement).
     10.15 Further Assurances. The Borrower shall, at any time or from time to time upon the request of the Lender, execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of this Agreement the other Loan Documents and to provide for the payment and performance of the Obligations.
     10.16 Negative Pledge. The Borrower shall not enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets, other than as contemplated by this Agreement or the other Loan Documents.
     10.17 Bank Accounts. After the date hereof, the Borrower shall not open or maintain any bank account other than: (a) the Production Bank Accounts, (b) accounts maintained at the Lender, or (c) accounts maintained at another financial institution approved by the Lender and for which, if required by the Lender, an account control agreement has been executed and delivered to the Lender in form and substance acceptable to the Lender.
     10.18 Louisiana Tax Credits Application; Appointment. The Borrower shall timely prepare and submit (or cause the Producer or the Louisiana Tax Consultant to timely prepare and submit) the Louisiana Tax Credit Application to the Louisiana Film Office, FIRP and/or JPFO (as applicable) so as to qualify for the Louisiana Tax Credits, not later than (i) with respect to the Louisiana Tax Credits other than the Louisiana/JP Rebate, sixty (60) days after the date of completion of that portion of principal photography of the Film that takes place in the State of Louisiana, and (ii) with respect to the Louisiana/JP Rebate, as soon as reasonably practicable after the completion of principal photography in Jefferson Parish but not later than twenty-four (24) months from the start of occupancy under any lease or rental agreement in Jefferson Parish. The Borrower shall appoint and name (and shall cause the Producer to appoint and name) the Lender as its agent for the purpose of applying for the Louisiana Tax Credits if the Louisiana Tax Consultant has not submitted the Louisiana Tax Credit Application within the earlier of (x) sixty (60) days after the date of completion of that portion of principal photography of the Film that takes place in the State of Louisiana (or, with respect to the Louisiana/JP Rebate, as soon as reasonably practicable after the completion of principal photography in Jefferson Parish but not later than twenty-four (24) months from the start of occupancy under any lease or rental agreement in Jefferson Parish) and (y) the Louisiana Film Office’s, FIRP’s and/or JPFO’s (as applicable) deadline for filing with respect to the Film. The Borrower shall authorize (or cause the Producer or the Louisiana Tax Consultant to authorize) the Louisiana Film Office, JPFO and FIRP to pay over all proceeds in respect of the Louisiana Tax Credits directly to the Collection Account and shall specify (or cause the Producer or the Louisiana Tax Consultant to specify) such account as the account that the proceeds in respect of the Louisiana Tax Credits should be wired to in (i) the Louisiana Tax Credit Application, and (ii) in written instructions to FIRP and JPFO; provided, however, that in the event that the Louisiana Film Office, FIRP and/or JPFO refuses to pay the Louisiana Tax Credits proceeds directly to the Collection Account (as advised in writing by the Louisiana Tax Consultant to Lender), then the Borrower shall authorize (or shall cause the Producer or the Louisiana Tax Consultant to authorize) the Louisiana Film Office, FIRP and/or JPFO (as applicable) to pay such Louisiana Tax Credits proceeds via check issued and delivered to the Lender at the address set forth in Section 13.8 below. The Borrower shall, if any Credit Party receives the proceeds of the Louisiana Tax Credits or any portion thereof notwithstanding the foregoing, hold (and cause the Producer to hold) such sums in trust for the Lender and shall promptly remit (and cause the Producer to promptly remit) all of such sums, without offset, counterclaim or other deduction, directly to the Collection Account or as otherwise instructed by the Lender.
     10.19 Louisiana Tax Credits. No Credit Party shall effect any transaction or take any other action (or allow any other Person to effect any transaction or take any other action) which would interfere with the Lender’s rights with respect to the Louisiana Tax Credits and each Credit Party shall use commercially reasonable efforts to ensure that the net proceeds of the Louisiana Tax Credits will be at least $4,420,338 (and that the net proceeds of the Louisiana/JP Rebate will be at least $48,893). The Borrower will cause the proceeds of the Louisiana Tax Credits to be deposited (without reduction) into the Collection Account (or, subject to Section 10.18 hereinabove, will cause such proceeds to be remitted directly to the Lender via check).
     10.20 Louisiana Tax Credit Power of Attorney / Other Louisiana Tax Credit Obligations.
          (a) The Borrower shall (and shall cause the Producer to) enter into the Louisiana Tax Credit Power of Attorney prior to the Closing Date.
          (b) The Borrower shall (and shall cause the Producer to) irrevocably assign to the Lender all of its right, title and interest in and to the Louisiana Tax Credits, all interest thereon and all expenses incurred by the Lender to collect the foregoing.
          (c) The Borrower shall (and shall cause the Producer to) promptly amend and submit to the Louisiana Film Office, the Louisiana Department of Revenue, the Governor’s Office, FIRP, JPFO and to the Lender, on an on-going basis and under penalty of perjury, statements certified by an Authorized Officer of the applicable Credit Party as to any alterations or amendment of the elements of the expenditure which would entitle any Credit Party to some portion of the Louisiana Tax Credits and the submitted Budget as soon as practicable after such alterations or amendment are known by any Credit Party or come to an Credit Party’s attention. No later than thirty (30) days after production containing any claimed Louisiana (or Jefferson Parish) qualified element is completed, the Borrower shall (or shall cause the Producer to) present to the Lender an audited production cost statement certified by an appropriate officer of the applicable Credit Party and reasonably acceptable to the Louisiana Film Office, the Louisiana Department of Revenue, the Governor’s Office, FIRP and JPFO specifying in detail the final calculation of the Louisiana Tax Credits.
          (d) The Borrower shall not (and shall cause the Producer to not) knowingly take any action or fail to take any action which would result in a reduction of the amount of the Louisiana Tax Credits. If, as a result of changes or reductions in expenditures from the amounts set forth in the Budget or otherwise, the amount of Louisiana Tax Credits to which any Credit

Party is ultimately entitled is less than the amount originally calculated (such difference, the “Unentitled Amount”), then the Borrower shall be obligated to repay, immediately, the entire Unentitled Amount to the Lender, irrespective of the applicable Maturity Date of the Loans.
     10.21 U.S. Rights. Pursuant to an Option Quitclaim Agreement, dated February 25, 2008 and amended as of September 30, 2009, entered into by TFD and Twentieth Century Fox (“Fox”), as such agreement may be amended, modified or supplemented from time to time, Fox has been granted a right of first Negotiation and first right of refusal (“First Rights”) with respect to the U.S. Rights. Borrower agrees to be bound by such First Rights obligations with respect to Fox, and to comply with all of such obligations as provided therein. Provided that (x) the Gap Amount has been reduced to and is no greater than $0, (y) no Event of Default has occurred and is continuing and (z) the Lender has not advanced any sums under the Loan Documents based on the Collateral Value of an Acceptable Distribution Agreement for the U.S. Territory, the Lender shall, upon the request of the Borrower, subordinate the Lender’s Liens in the U.S. Collateral, only, to a P&A financier’s Liens in the U.S. Collateral pursuant an intercreditor agreement executed by such P&A Financier and the Lender (and acknowledged by the Borrower) in form and substance satisfactory to the Lender.
     10.22 Master Licensor. Borrower shall be the master licensor for the worldwide exploitation rights for the Film and will service and effect Delivery with respect to all Distribution Agreements for the Film.
ARTICLE 11 -EVENTS OF DEFAULT; REMEDIES
     11.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:
          (a) Failure of the Borrower to pay the principal of or interest on any of the Obligations when the same becomes due;
          (b) Failure by the Borrower to pay any fees, expenses, or any other Obligation not otherwise specified in the foregoing clause “(a)” within five (5) Business Days following the date such item is due, whether upon demand or otherwise;
          (c) Any representation or warranty made by the Borrower in this Agreement or by any Credit Party in any of the other Loan Documents, in each case to which it is a party, any financial statement, or report furnished by any Credit Party at any time to the Lender shall prove to be untrue in any material respect as of the date on which made or furnished;
          (d) Failure of any Credit Party to comply with any other covenants on its part to be performed under the terms of this Agreement or the other Loan Documents, in each case to which it is a party;
          (e) Failure of any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent or the Completion Guarantor to perform or observe any material agreement, covenant, representation or warranty under any Distribution Agreement, any Notice of Assignment, the Sales Agent Interparty Agreement, any Licensing Intermediary Agreement, the Completion Guaranty, the Completion Agreement, the Sales Agency Agreement, the U.S. Distribution Agreement Guaranties or any other Loan Documents, in each case to which it is a party, respectively, or any other document or agreement entered into by any such Person in connection with or related to the Film (including, without limitation, any document or agreement entered into in connection with or related to the Literary Property) within five (5) Business Days after written notice to such Person by the Lender of such failure;
          (f) Any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor shall become insolvent; or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or if such a receiver or trustee otherwise shall be appointed;
          (g) Any money, judgment, writ or warrant of attachment, or similar process shall be entered or filed against any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor or any material portion of their respective assets and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder;
          (h) An involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted against any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor, and such proceeding shall not be dismissed within sixty (60) days after its commencement, or an order for relief against any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor shall have been entered in such proceeding, or any order, judgment or decree shall be entered against any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor decreeing its dissolution or division;
          (i) A bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor;
          (j) Any sale of, or agreement to sell, any of the Collateral or any material portion of the other assets of any Credit Party without the Lender’s reasonable approval;

          (k) This Agreement and/or any other Loan Document or any other instrument delivered hereunder or thereunder shall at any time after its execution and delivery and for any reason cease to be in full force and effect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto other than the Lender, or any party other than the Lender shall deny that it has any further obligation under this Agreement and/or any other Loan Document or any other instrument delivered hereunder or thereunder;
          (l) Any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor fails to, or fails to confirm in writing, upon request by the Lender, that it will perform or observe any material covenant or agreement contained in the Completion Guaranty, the Sales Agency Agreement, the Licensing Intermediary Agreements, the Distribution Agreements, the Notices of Assignment or any other Loan Document, in each case to which such Person is a party;
          (m) Any Person with which the Completion Guarantor is insured for the purpose of assuring that the Completion Guarantor can satisfy its obligations to the Lender under the Completion Guaranty shall deny any of its obligations to the Completion Guarantor or the Lender or fail to confirm in writing to the Lender that it shall perform or observe its obligations to the Completion Guarantor or the Lender;
          (n) The abandonment of production of the Film;
          (o) Any guaranty of any portion of the Obligations (including, without limitation, any of the U.S. Distribution Agreement Guaranties) shall be determined to be ineffective, terminated, revoked, or declared void or invalid;
          (p) The Gap Amount at any time exceeds the Maximum Permitted Gap Amount;
          (q) A material adverse effect on any Credit Party, any of the guarantors under the U.S. Distribution Agreement Guaranties, any Distributor, any Licensing Intermediary, the Sales Agent, TWC or the Completion Guarantor;
          (r) (i) The Security Documents shall for any reason, other than to the extent expressly consented to or authorized in writing by the Lender, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Security Documents shall not give or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created thereby in favor of the Lender, superior to and prior to the rights of all third Persons and subject to no other Liens (except as otherwise agreed to by the Lender under the Sales Agent Interparty Agreement), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any other Person;
          (s) Any Change in Control of any Credit Party without the prior written consent of Lender; provided, however, that, subject to the prior satisfaction of the conditions set forth in clauses (i) through (v) of the proviso to the first sentence of Section 6(a) of the Pledge Agreement executed and delivered by H&W, the transfer of 100% of the Equity Interests of the Borrower to TFD Holdings shall be pre-approved.
          (t) Any Louisiana Tax Credit Comfort Letter: (i) contains a Louisiana Tax Credit Estimate of less than $4,420,338 (or contains a Louisiana Tax Credit Estimate with respect to the Louisiana/JP Rebate of less than $48,893), (ii) states that the proceeds of the Louisiana Tax Credits are not expected to be deposited into the Collection Account (or, subject to Section 10.18 hereof, that such proceeds are not expected to be remitted to Lender via check), or (iii) contains an opinion from the Louisiana Tax Consultant that it does not expect that the Film will satisfy the other tests and qualifying criteria required in order for the Film to qualify for the Louisiana Tax Credits; or
          (u) An “Event of Default” occurs under any of the other Loan Documents.
     11.2 Remedies.
          (a) If a Default or Event of Default exists, the Lender may, in its discretion, without notice to or demand on the Borrower, restrict the amount of or refuse to make Advances. If an Event of Default exists, the Lender may, in its discretion, do one or more of the following in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (i) terminate this Agreement; (ii) declare any or all Obligations to be immediately due and payable; and (iii) pursue its other rights and remedies under the Loan Documents and applicable law. The foregoing shall not be construed to limit the discretion of the Lender to take any actions described above at any other time.
          (b) If any Event of Default exists the Lender shall have, in addition to all other rights of the Lender hereunder, the rights and remedies of a secured party under the UCC. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender.
          (c) If any Event of Default exists the Lender may, in its sole discretion, in its name or in the name of the Borrower, or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Lender may extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting the liability of, the Borrower. The Lender will not be required to take any steps to preserve any rights against prior parties to the Collateral. If the Borrower fails to make payment or take any action required under the Distribution Agreements, the Licensing Intermediary Agreements, the Sales Agency Agreement, any other Loan Document or the Completion Agreement, the Lender may make such payments and take all such actions as the Lender deems necessary to protect the Lender’s Lien in the Collateral and/or the value thereof. The Lender is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which the Lender believes appear to be equal to, prior to or superior to the Lien of the Lender in the Collateral.
          (d) The Lender may, without notice or demand or legal process, enter upon any premises, or wherever any portion of the Collateral may be, and take possession of the Collateral together with all additions and accessories thereto, demand and receive such possession from any person who has possession thereof, remove, keep and store the Collateral or any portion thereof, or put a custodian in charge thereof, and take such other measures as it may deem reasonably necessary or proper for the care or protection thereof.
          (e) The Lender may, with or without taking possession thereof, sell, lease, license, or cause to be sold, or otherwise disposed of, at such price or prices as the Lender shall in its sole and absolute discretion so determine, and for cash or on credit or for future delivery, without assumption of any credit risk, and in a commercially reasonably manner, all or any portion of the Collateral, at any public or private disposition thereof, without demand of performance or notice of intention to sell or of time or place of sale; provided, however, that unless the Collateral in the Lender’s possession is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower notice of the time and place of any public disposition thereof or of the time after which any private disposition thereof is to be made. The requirement of notice shall be met if notice of disposition is delivered or mailed, by registered mail, postage prepaid, to the Borrower as set forth in Section 13.8 hereof or such other address as the Borrower may by notice have furnished the Lender in writing for such purpose, at least ten (10) days prior to the time of such disposition. Each acquirer at any such disposition (including, if applicable, the Lender) shall hold the property acquired absolutely free from any claim or right of whatever kind including any equity of redemption and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may have at any time in the future under any rule of law or statute now existing or hereafter enacted. Any public or private disposition of the Collateral or any part thereof shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of disposition. At any such disposition, the Collateral, or any portion thereof, to be disposed of may be disposed of in one lot as an entirety or in separate parcels, as the Lender may (in its sole discretion) determine and, if permitted by law, the Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the Collateral or any portion thereof for the account of the Lender. The Lender shall not be obligated to make any disposition of the whole or any part of the Collateral if it shall determine not to do so, regardless of the fact that notice of disposition of the Collateral may have been given. The Lender may by announcement at the time and place fixed for disposition, without prior notice or publication, adjourn any public or private disposition of the Collateral or cause the same to be adjourned from time to time, and such disposition may, without further notice, be made at the time and place to which the same was so adjourned. In case a disposition of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so disposed of and, in case of any such failure, such Collateral may be sold again upon like notice.

          (f) Any Laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Borrower as pledgeholder for the Lender. The Lender may authorize each such pledgeholder to sell all or any portion of the Collateral upon the order and direction of the Lender, and the Borrower hereby waives any and all claims for damages, or otherwise, for any action taken by such pledgeholder.
          (g) The Lender shall be entitled to the appointment of a receiver to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. The Borrower, to the fullest extent permitted by law, hereby waives notice and the right to receive notice of any application by the Lender for such appointment; provided, however, that, notwithstanding any such application or appointment, the Lender shall be entitled to apply, without notice to the Borrower, any cash or cash items constituting Collateral in the possession of the Lender to payment of the Obligations.
          (h) The Lender may, but shall not be obligated to, take over the production of the Film. If the Lender takes over production of the Film, subject to the Completion Agreement and other existing third party agreements, the Lender may substitute personnel, cut, edit, score and make such changes in the Film as it may desire, abandon production of the Film, and be free of any obligation to make any payment in any such event of any fee payable to any Credit Party (or any of their Affiliates) in connection with the production of the Film. The Borrower hereby agrees to waive any right to claim that it sustained any loss or damage by reason or as a result of any action taken by the Lender pursuant to this Section 11.2(h).
          (i) Upon any disposition of any item of Collateral by the Lender hereunder (whether by virtue of the power of attorney herein granted, pursuant to judicial process or otherwise), the receipt of the Lender or the officer making the disposition shall be a sufficient discharge to the purchaser or purchasers of such item or items of Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication or non-application thereof.
          (j) The Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and subject to the terms of the Sales Agent Interparty Agreement, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, including amounts in the Production Bank Accounts and the Collection Account, any certificate of deposit, and any other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement, the Note or any other Loan Document. The Lender agrees promptly to notify the Borrower after any such setoff and application. The rights of the Lender under this Section 11.2(j) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.
     11.3 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Lender’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.
     11.4 Failure or Indulgence Not Waiver. No failure or delay on the part of the Lender or any holder of the Note in the exercise of any power, right, remedy or privilege under this Agreement, the Note or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise thereof or of any other right, power, remedy or privilege. All rights and remedies existing under this Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     11.5 Performance of Obligations by Lender. If any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder, under any other Loan Document, or if any representation or warranty of any Credit Party under any such agreement shall be breached, the Lender may (but shall not be obligated to) perform such act or thing on behalf of the applicable Credit Party or cause it to be done or remedy any such breach, and there shall be added to the liabilities of the Borrower secured hereunder the cost or expense incurred by the Lender in so doing, and any and all amounts expended by the Lender in taking any such action shall be repayable to it upon demand being made to the Borrower therefor and shall bear interest at the rate of interest then applicable to the Loans made to the Borrower hereunder from and including the date advanced to the date of repayment.
ARTICLE 12 -TERM AND TERMINATION
     12.1 Termination. The Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. This Agreement shall also terminate when all Obligations have been fully and indefeasibly paid and performed. Upon the effective date of termination, all Obligations shall become immediately due and payable in full. Notwithstanding such termination, the Borrower shall remain bound by all of the terms and conditions of this Agreement until the Obligations have been paid in full in cash, and the Lender shall retain all rights and remedies hereunder (including, without limitation, a Lien on and all rights and remedies with respect to the Collateral). Upon the indefeasible payment in full of all Obligations and the termination of this Agreement, the Lender shall, at the Borrower’s request and expense, assign and deliver to each Credit Party, and each Credit Party shall provide a receipt for, all Collateral in which the Lender shall have any interest hereunder or which shall then be held by the Lender or in its possession and, if requested by any Credit Party, the Lender shall execute and deliver to such Credit Party, at the Borrower’s expense, for filing in each office in which any financing statement relative to the Collateral, or any part thereof, shall have been filed, termination statements under the UCC and a quitclaim and assignment of the Lender’s rights under the Copyright Mortgage and Assignment releasing the Lender’s Lien therein, all without recourse upon or warranty by the Lender and at the sole cost and expense of the Borrower.

ARTICLE 13 — MISCELLANEOUS
     13.1 Severability. In case any provision of this Agreement, the Note or of any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction then, as to such jurisdiction only, such provision shall to the extent of such prohibition or unenforceability be deemed severed from the remainder of such agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     13.2 Governing Law. This Agreement and the other Loan Documents and all other documents provided for therein and the rights and obligations of the parties thereto shall be governed by and construed and enforced in accordance with, the laws of the state of California without reference to its conflict or choice of law principles.
     13.3 Jurisdiction. Except as otherwise provided in Section 13.4 hereof, any legal action or proceeding with respect to this Agreement, the other Loan Documents or any other agreement, document or other instrument executed in connection herewith or therewith, or any action or proceeding to execute or otherwise enforce any judgment obtained against the Borrower or any of its properties, may be brought in the courts of the state of California in Los Angeles County, California, or in the federal courts of the United States for the Central District of California, as the Lender may elect, provided always that suit also may be brought in the courts of any country or place where the Borrower or any of its assets may be found, and, by execution and delivery of this Agreement, the Borrower irrevocably submits to each such jurisdiction. The Borrower irrevocably waives any objection which it may now or hereafter have to the venue of any suit, action or proceeding, arising out of or relating to this Agreement, the other Loan Documents or any other agreement, document or other instrument executed in connection herewith brought in the courts of the state of California in Los Angeles County, California, or in the federal courts of the United States for the Central District of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     13.4 Arbitration.
          (a) Except as otherwise provided in the Sales Agent Interparty Agreement or any Notice of Assignment, all controversies, claims, disputes, or counterclaims between the parties hereto concerning, based in any way upon, arising under, relating to, or arising in connection with this Agreement, or any resulting transaction, including, but not limited to, their respective obligations hereunder, a disagreement about the meaning, interpretation, application, performance, breach, termination, enforceability, or validity of this Agreement, and whether based on statute, tort, contract, common law or otherwise, shall be subject to and resolved by binding arbitration conducted under the auspices of the Independent Film & Television Alliance in effect as of the date the request for arbitration is filed and its rules (the “Rules”) and, to the extent not otherwise covered above, the arbitration shall be conducted in accordance with Title 9 of the U.S. Code.
          (b) Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in Beverly Hills or Los Angeles, California (such site being herein referred to as the “Forum”). Each of the parties shall abide by any decision rendered in such arbitration, and any court having jurisdiction may enforce such a decision.
          (c) The arbitration award shall also provide for payment by the losing party (i.e., the party or parties against whom an arbitration award is issued) of: (i) the fees and costs incurred in connection with said arbitration, as well as the reasonable outside attorneys’ fees and costs incurred by the prevailing parties (i.e., all parties to the arbitration other than the losing party), and (ii) shall further provide for the payment by the losing party of interest on said award at the same interest rate payable by the Borrower to the Lender hereunder. The arbitrator shall immediately upon conclusion of the arbitration proceedings, render and issue a written decision.
          (d) Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Service of process for all arbitration proceedings may be made in accordance with the Rules. Service of process in any judicial or other proceeding (including proceedings to judicially confirm any arbitration award) may be made in the manner provided in Section 13.8 hereof and shall be deemed effective as provided therein. Each of the parties waives application of the procedures for service of process pursuant to the Hague Convention for Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters.
          (e) Any claim or action of any kind (including, but not limited to, any claims for breach of contract), against the Lender arising out of or connected with this Agreement shall be barred and waived unless asserted by the commencement of an arbitration proceeding within 180 days after the accrual of the action or claim. This limitation shall also apply to claims that might otherwise be asserted against the Lender as a “set-off,” credit, cross-complaint, or defense. This section and the forgoing limitation shall survive termination of this Agreement.
          (f) Nothing in this section shall prejudice the right of the Lender or the Lender to exercise its non-judicial foreclosure rights and remedies in respect of the Collateral, or prejudice the right of either party to obtain provisional relief or other equitable remedies as shall otherwise be available judicially pending the resolution of an arbitration proceeding provided in this Section.
     13.5 Waiver of Jury Trial, Etc. THE BORROWER AND THE LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY. THE BORROWER FURTHER WAIVES ANY RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS (OTHER THAN THOSE RIGHTS OF SETOFF AND COUNTERCLAIMS ARISING SOLELY AND DIRECTLY FROM THE FILM OR THIS AGREEMENT) IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER

AND THE LENDER). Each of the parties expressly agrees that service of process in any judicial or other proceeding (including proceedings to judicially confirm any arbitration award) may be made in accordance with the provisions of Section 13.8 hereof and shall be deemed effective as provided therein. The parties hereto prefer that any dispute between them to be resolved pursuant to litigation be subject to a jury trial waiver as set forth in this Section 13.5. If, and only if, a pre-dispute jury trial waiver and the provisions of Section 13.4 are unenforceable in litigation to resolve any such dispute, claim, cause of action or controversy under this Agreement or any other Loan Document (each, a “Claim”) in the venue where the Claim is being brought pursuant to the terms of this Agreement or the other Loan Documents, then, upon the written request of a party, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding, with venue for any such reference proceeding to be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within ten (10) days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this section shall limit the right of a party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section 13.5. The parties acknowledge that any Claim determined by reference pursuant to this Section 13.5 shall not be adjudicated by a jury.
     13.6 Expenses and Fees. The Borrower shall pay on demand all reasonable actual out-of-pocket costs and expenses, including reasonable outside attorneys’ fees and court costs, incurred by the Lender in connection with the negotiation, preparation and filing of this Agreement, the other Loan Documents and the other agreements and documents referred to herein, and shall pay all reasonable actual out-of-pocket costs and expenses, including reasonable outside attorneys’ fees and court costs, incurred by the Lender after the Closing Date in connection with this Agreement, the other Loan Documents and the Film, including, without limitation, amendments thereof, costs and expenses of preserving and protecting the Collateral, costs and expenses (including attorney’s and paralegals’ fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lender’s Liens, sell or otherwise realize upon the Collateral and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby, and in connection with the enforcement of the rights of the Lender thereunder or in connection with the realization upon any Collateral.
     13.7 Taxes.
          (a) Any and all payments (including payments of principal, interest and all fees) by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future non-US taxes and other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on the Lender’s income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower, any Distributor or any other Person shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.7) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
          (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as “Other Taxes”).
          (c) The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.7) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor. The Lender shall, at the time of any written demand for indemnification under this subsection (c), provide to the Borrower a receipt for, or other evidence of the payment of, the Taxes or Other Taxes for which indemnification is sought.
          (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Lender, at its address referred to in Section 13.8, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder with respect to which a claim for indemnity has been made hereunder, the Borrower will furnish to the Lender, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.
          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.7 shall survive the payment in full of principal and interest hereunder.
     13.8 Notices. Except as otherwise expressly provided herein, any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered by hand, by nationally recognized overnight courier (e.g., FedEx, UPS or DHL), by facsimile, or by electronic transmission in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) (or, with respect to an approval or consent, by electronic transmission without an attachment being required), and shall be deemed to have been received by the party to which sent (a) on the day of delivery if delivered by hand, or one (1) Business

Day after being sent by facsimile (with confirmation of successful transmission issued by sender’s facsimile machine) or by TIFF or PDF electronic transmission (with confirmation of successful transmission issued by sender’s email system), or two (2) Business Days after being sent by nationally recognized overnight courier or (b) on such later date if the recipient gives verifiable proof of receipt on such later date, and shall be addressed to the parties hereto, as the case may be, at their respective addresses. The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 13.8) shall be as follows:
To the Borrower:

Earthbound Films, LLC
8439 Sunset Boulevard, 2nd Floor
Hollywood, California 90069
Attention: Mr. Mark Gill and Mr. Neil Sacker
Fax No.: (323) 785-3799
Email: mark.gill@filmdept.com /
           neil.sacker@filmdept.com

To Lender:	With a courtesy copy to:
Union Bank, N.A.	Akin Gump Strauss Hauer & Feld LLP
1901 Avenue of the Stars, Suite 600	2029 Century Park East, 24th Floor
Los Angeles, California 90067	Los Angeles, California 90067
Attention: Alex Cho	Attention: P. John Burke, Esq. /
Fax No.: (310) 551-8900	Marissa J. Román, esq.
Email: Alex.Cho@unionbank.com	Fax No.: (310) 229-1001
Email: jburke@akingump.com/
mroman@akingump.com
     13.9 Waiver of Notice. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.
     13.10 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign its rights or delegate its duties hereunder or any interest herein without the prior written consent of the Lender and any such purported assignment or delegation shall be null and void. The Lender shall have the right, at any time and without prior written notice to or consent by the Borrower, to assign and/or sell a participation in all or any portion of the Commitment, the Loans and the other Obligations.
     13.11 Indemnification. The Borrower shall, at all times, defend and indemnify and hold the Lender (which for the purposes of this paragraph shall include the shareholders, officers, directors, employees, representatives and agents of the Lender) harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, settlements, judgments or recoveries resulting from any alleged or actual breach of the warranties, agreements or covenants made by the Borrower herein, and from any suit or proceeding of any kind or nature whatsoever against the Lender arising from or connected with the transactions contemplated by this Agreement, the other Loan Documents or any of the documents, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to the Lender hereunder, and from any suit or proceeding that the Lender may, in the good faith exercise of its business judgment, reasonably deem necessary or advisable to institute against any other person or the Borrower for any reason whatsoever to protect the rights of the Lender hereunder or under the other Loan Documents, or any rights otherwise granted to the Lender, including reasonable outside attorneys’ fees and costs and expenses incurred by the Lender, all of which shall be charged to and paid by the Borrower and shall be secured by the Collateral hereunder; provided, however, the Borrower shall have no obligation under this Section 13.11 with respect to any such event resulting from Lender’s gross negligence or willful misconduct.
     13.12 USA Patriot Act Notice. The Lender notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.
     13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement by and among them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Lender and a duly authorized officer of the Lender.
     13.14 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Agreement or any of the other Loan Documents by facsimile or by electronic transmission in either TIFF or PDF format shall be equally effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart of this Agreement or any of the other Loan Documents by facsimile, TIFF or PDF shall also deliver a manually executed counterpart thereof, but failure to do so shall not effect the validity, enforceability, of binding effect of this Agreement or any of the other Loan Documents and the parties hereby waive any right they may have to object to said treatment.
     13.15 Section Headings. The various headings used in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof
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     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

“BORROWER” Earthbound Films, LLC
By:	/s/ Neil Sacker
Its: Authorized Signatory

“LENDER” Union Bank, N.A.
By:
Its:

Signature Page to Loan and Security Agreement